                                                                     EXHIBIT 2.1
                                                                  EXECUTION COPY



--------------------------------------------------------------------------------


                          AGREEMENT AND PLAN OF MERGER



                                  BY AND AMONG



                         INTERNET SECURITY SYSTEMS, INC.
                                (THE PURCHASER),



                            ISS ACQUISITION CORP. II
                                    (NEWCO),



                             NETWORK ICE CORPORATION
                                  (THE COMPANY)



                                       AND



                   CERTAIN SELLING SHAREHOLDERS OF THE COMPANY
                                    (SELLERS)



                              AS OF APRIL 30, 2001


--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

                                                                                          PAGE
                                                                                          ----


ARTICLE I           DEFINITIONS..............................................................1

   Section 1.1      Certain Defined Terms....................................................1
   Section 1.2      Other Defined Terms......................................................8

ARTICLE II          TERMS OF MERGER..........................................................9

   Section 2.1      Statutory Merger.........................................................9
   Section 2.2      Effective Time...........................................................9
   Section 2.3      Articles of Incorporation; Bylaws........................................9
   Section 2.4      Directors and Officers..................................................10

ARTICLE III         CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES......................10

   Section 3.1      Merger Consideration; Conversion and Cancellation of Securities.........10
   Section 3.2      Exchange of Certificates................................................11
   Section 3.3      Dissenting Shares.......................................................12
   Section 3.4      Escrow..................................................................13
   Section 3.5      Options.................................................................13
   Section 3.6      Closing.................................................................13

ARTICLE IV          REPRESENTATIONS AND WARRANTIES OF COMPANY AND SELLERS...................13

   Section 4.1      Organization............................................................14
   Section 4.2      Authorization...........................................................14
   Section 4.3      Capital Stock...........................................................14
   Section 4.4      Subsidiaries............................................................15
   Section 4.5      Absence of Restrictions and Conflicts...................................15
   Section 4.6      Real Property...........................................................16
   Section 4.7      Title to Personal Property; Related Matters.............................16
   Section 4.8      Inventory...............................................................17
   Section 4.9      Financial Statements....................................................17
   Section 4.10     No Undisclosed Liabilities..............................................17
   Section 4.11     Absence of Certain Changes..............................................17
   Section 4.12     Legal Proceedings.......................................................18
   Section 4.13     Compliance with Law.....................................................18
   Section 4.14     Company Contracts.......................................................18
   Section 4.15     Tax Returns; Taxes......................................................20
   Section 4.16     Officers and Employees..................................................21
   Section 4.17     Company Benefit Plans...................................................21
   Section 4.18     Labor Relations.........................................................24
   Section 4.19     Insurance Policies......................................................27
   Section 4.20     Environmental, Health and Safety Matters................................27
   Section 4.21     Intellectual Property...................................................28
   Section 4.22     Transactions with Affiliates............................................30
   Section 4.23     Nondisclosed Payments...................................................30
   Section 4.24     Customer and Supplier Relations.........................................30
   Section 4.25     Notes; Accounts Receivable; Accounts Payable............................31

                                TABLE OF CONTENTS
                                   (CONTINUED)


                                                                                            PAGE
                                                                                            ----
   Section 4.26     Licenses and Permits....................................................31
   Section 4.27     Ethical Practices.......................................................32
   Section 4.28     Brokers, Finders and Investment Bankers.................................32
   Section 4.29     Disclosure..............................................................32

ARTICLE V           REPRESENTATIONS AND WARRANTIES OF NEWCO AND PURCHASER...................33

   Section 5.1      Organization............................................................33
   Section 5.2      Authorization...........................................................33
   Section 5.3      Purchaser Capital Structure.............................................33
   Section 5.4      Purchaser SEC Reports...................................................34
   Section 5.5      Absence of Restrictions and Conflicts...................................34
   Section 5.6      Investment Representation...............................................35
   Section 5.7      Legal Proceedings.......................................................35
   Section 5.8      Financing...............................................................35
   Section 5.9      Disclosure..............................................................35

ARTICLE VI          CERTAIN COVENANTS AND AGREEMENTS........................................35

   Section 6.1      Conduct of Business by the Company......................................35
   Section 6.2      Inspection and Access to Information....................................38
   Section 6.3      No Solicitation of Transactions.........................................39
   Section 6.4      Reasonable Efforts; Further Assurances; Cooperation.....................39
   Section 6.5      Public Announcements....................................................40
   Section 6.6      Supplements to Schedules................................................40
   Section 6.7      Insurance...............................................................41
   Section 6.8      Customer Visits.........................................................41
   Section 6.9      Contract Consents.......................................................41
   Section 6.10     Officer and Director Indemnification....................................41
   Section 6.11     Tax Free Reorganization.................................................42
   Section 6.12     Nasdaq Quotation........................................................42
   Section 6.13     Stock Options...........................................................42
   Section 6.14     Form S-8................................................................42
   Section 6.15     Securities Laws Matters.................................................43
   Section 6.16     Employment Matters......................................................44
   Section 6.17     Section 3(a)(10) Exemption..............................................44

ARTICLE VII         CONDITIONS TO CLOSING...................................................45

   Section 7.1      Conditions to Each Party's Obligations..................................45
   Section 7.2      Conditions to Obligations of the Purchaser..............................45
   Section 7.3      Conditions to Obligations of the Company and Sellers....................47

ARTICLE VIII        TERMINATION.............................................................49

   Section 8.1      Termination.............................................................49
   Section 8.2      Specific Performance and Other Remedies.................................50
   Section 8.3      Effect of Termination...................................................50

                                TABLE OF CONTENTS
                                   (CONTINUED)


                                                                                            PAGE
                                                                                            ----
   Section 8.4      Termination Fee.........................................................50

ARTICLE IX          INDEMNIFICATION.........................................................50

   Section 9.1      Indemnification Obligations of the Sellers..............................50
   Section 9.2      Indemnification Obligations of Newco and the Purchaser..................51
   Section 9.3      Indemnification Procedure...............................................51
   Section 9.4      Claims Period...........................................................53
   Section 9.5      Indemnity Basket........................................................53
   Section 9.6      Investigations..........................................................54
   Section 9.7      Liability Limit; Exclusive Remedy.......................................54

ARTICLE X           MISCELLANEOUS PROVISIONS................................................54

   Section 10.1     Notices.................................................................54
   Section 10.2     Schedules and Exhibits..................................................56
   Section 10.3     Assignment; Successors in Interest......................................56
   Section 10.4     Number; Gender..........................................................56
   Section 10.5     Captions................................................................56
   Section 10.6     Controlling Law; Amendment..............................................56
   Section 10.7     Consent to Jurisdiction, Etc............................................56
   Section 10.8     Severability............................................................57
   Section 10.9     Counterparts............................................................57
   Section 10.10    Enforcement of Certain Rights...........................................57
   Section 10.11    Waiver..................................................................57
   Section 10.12    Integration.............................................................57
   Section 10.13    Cooperation Following the Closing.......................................58
   Section 10.14    Transaction Costs.......................................................58

                                LIST OF EXHIBITS

Exhibit 1.1          Form of Escrow Agreement
Exhibit 7.2(e)       Form of Sellers Counsel Opinion
Exhibit 7.2(f)       Form of Company Counsel Opinion
Exhibit 7.2(g)       Form of Affiliate Agreement
Exhibit 7.2(h)       Form of Waiver and Release
Exhibit 7.2(i)       Form of Employment Agreement
Exhibit 7.2(j)       Form of Non-Disclosure and Non-Competition Agreement
Exhibit 7.3(d)       Form of Purchaser Counsel Opinion


                                LIST OF SCHEDULES

COMPANY SCHEDULES

Schedule 4.3         Capital Stock
Schedule 4.4         Subsidiaries
Schedule 4.5         Absence of Restrictions and Conflicts
Schedule 4.6         Real Property
Schedule 4.7         Title to Personal Property; Related Matters
Schedule 4.8         Inventory
Schedule 4.9         Financial Statement Exceptions
Schedule 4.10        No Undisclosed Liabilities
Schedule 4.11        Absence of Certain Changes
Schedule 4.12        Legal Proceedings
Schedule 4.14        Company Contracts
Schedule 4.15        Tax Returns; Taxes
Schedule 4.16        All Officers and Employees
Schedule 4.17        Company Benefit Plans
Schedule 4.18        Labor Relations
Schedule 4.19        Insurance Policies
Schedule 4.21        Intellectual Property
Schedule 4.22        Transactions with Affiliates
Schedule 4.24        Customer and Supplier Relations
Schedule 4.25        Notes; Accounts Receivable; Accounts Payable
Schedule 4.26        Licenses and Permits
Schedule 4.28        Brokers, Finders and Investment Bankers


PURCHASER SCHEDULES

Schedule 5.7         Legal Proceedings

                          AGREEMENT AND PLAN OF MERGER

         THIS AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of April 30, 2001, is made and entered into by and among Internet Security Systems, Inc., a Delaware corporation (the "Purchaser"), ISS Acquisition Corp. II, a California corporation ("Newco" and together with Purchaser referred to herein as the "Purchaser Parties"), Network ICE Corporation, a California corporation (the "Company"), and Greg Gilliom, Clinton Lum and Robert Graham (individually a "Seller" and collectively the "Sellers"). The Purchaser, Newco, the Company and the Sellers are sometimes individually referred to herein as a "Party" and collectively as the "Parties."

                                   WITNESSETH:

         WHEREAS, the Boards of Directors of Purchaser, Newco and the Company deem it advisable and in the best interests of their respective companies and their respective shareholders to enter into a business combination by means of the merger of Newco with and into the Company under the terms of this Agreement (the "Merger") and have approved and adopted this Agreement;

         WHEREAS, the Parties desire to make certain representations, warranties and agreements in connection with the Merger; and

         WHEREAS, the parties intend that the Merger shall constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code") and that this Agreement and the transactions contemplated hereby shall be a "plan of reorganization" within the meaning of Sections 354(a) and 361(a) of the Code.

         NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants, agreements and conditions hereinafter set forth, and intending to be legally bound hereby, the Parties agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

         Section 1.1 Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings.

         "Accumulated Dividends" means the number of shares of Purchaser Common Stock equal to the amount of (A) all declared but unpaid dividends with respect to such applicable class or series of Company Stock prior to the Effective Time, divided by (B) the Purchaser Share Price.

         "Affiliate" with respect to any Person, means any other Person that controls, is controlled by or is under common control with the former.

         "Agreement" means this Agreement and Plan of Merger made and entered into as of the date hereof by and among Purchaser, Newco, the Company and Sellers including any amendments hereto and Schedules hereto (including Purchaser's Disclosure Schedule and the Company's Disclosure Schedules).

         "Business Day" means any day other than a Saturday, a Sunday or a day on which banks in the State of Georgia or the State of California are authorized or obligated to be closed.

         "Closing" means a meeting, which will be held in accordance with
Section 3.6, of all Persons interested in the transactions contemplated by this Agreement at which all documents necessary to evidence the fulfillment or waiver of all conditions precedent to the consummation of the transactions contemplated by this Agreement are executed and delivered.

         "Closing Date" means the date the Closing occurs.

         "Company Common Stock" means the Common Stock, without par value, of Company.

         "Company Material Adverse Effect" means a material adverse effect, individually or in the aggregate, on the assets, liabilities, business condition (financial or otherwise), results of operations of the Company, except any of the following in and of themselves, either alone or in combination: (i) effects caused by conditions of the U.S. economy in general or of the industry of the Company, (ii) effects resulting from or relating to the announcement or disclosure of the Merger or other transactions contemplated by this Agreement,
(iii) effects caused by any event, occurrence or condition resulting from or relating to the taking of any action in accordance with this Agreement or (iv) effects resulting from actions of the Company taken with the prior written consent of the Purchaser which would otherwise be compliance with Section 6.1.

         "Company Option(s)" means any and all outstanding options to purchase Company Common Stock granted under the Company's Stock Option Plan.

         "Company Preferred Stock" means, collectively, the Company Series A Preferred Stock and the Company Series B Preferred Stock.

         "Company Series A Preferred Stock" means the Series A Preferred Stock, without par value, of Company.

         "Company Series B Preferred Stock" means the Series B Preferred Stock, without par value, of Company.

         "Company Shareholder" means a holder of issued and outstanding shares of Company Stock immediately prior to the Effective Time.

         "Company Shareholder Agreements" means, collectively, (i) that certain Amended and Restated Investor Rights Agreement by and among the Company and the holders of the Company Preferred Stock dated as of October 26, 2000, (ii) that certain Amended and Restated Right of First Refusal and Co-Sale Agreement by and among Company, the holders of the Company Preferred Stock, the Sellers, Lesley Pattison and Janice Befu and (iii) that certain Shareholders Agreement by and among the Sellers, Lesley Pattison and Janice Befu dated as of February 18, 1999.

         "Company Stock" means, collectively, the Company Common Stock and the Company Preferred Stock.

         "Company Stock Option Plan" means the Company's 1999 Stock Option Plan.

         "Company's Disclosure Schedule" means a schedule of even date herewith delivered by the Company to the Purchaser Parties concurrently with the execution and delivery of this Agreement, which, among other things, will identify exceptions to the Company's representations and warranties contained in
Article IV.

         "Company Intellectual Property" means any Intellectual Property that is owned by, or licensed to, the Company.

         "Company Registered Intellectual Property" means all of the Registered Intellectual Property owned by, filed in the name of, or licensed to the Company.

         "Confidentiality Agreement" means the Confidentiality Agreement by and between Purchaser and the Company dated as of February 22, 2001, as amended.

         "Control" (including the terms "controlled," "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of stock or as trustee or executor, by contract or credit arrangement or otherwise.

         "Court" means any court or arbitration tribunal of the United States, any domestic state, or any foreign country, and any political subdivision thereof.

         "Effective Time" means the effective time of the Merger as designated by the Secretary of State of the State of California.

         "Environmental Claim" means any claim, action, cause of action, investigation or notice by any Person alleging potential liability (including, without limitation, potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, or penalties) arising out of, based on or resulting from (a) the presence, release or disposal of any Hazardous Materials at any location, whether or not owned or operated by the Company, or (b) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

         "Environmental Law" means any Law pertaining to: (i) the protection of the indoor or outdoor environment; (ii) the conservation, management or use of natural resources and wildlife; (iii) the protection or use of surface water and ground water; (iv) the management, manufacture, possession, presence, use, generation, transportation, treatment, storage, disposal, release, threatened release, abatement, removal, remediation or handling of, or exposure to, any Hazardous Material; or (v) pollution (including any release to air, land, surface water and ground water); and includes, without limitation, the Comprehensive Environmental, Response, Compensation, and Liability Act of 1980, as amended, and the Regulations promulgated thereunder and the Solid Waste Disposal Act, as amended, 42 U.S.C. ss.ss. 6901, et seq.

         "Escrow Agreement" means the Escrow Agreement to be dated the Closing Date among the Company, the Sellers, the Purchaser and SunTrust Bank, Atlanta, as Escrow Agent (the "Escrow Agent") in substantially the form attached hereto as Exhibit 1.1.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

         "GAAP" means generally accepted accounting principles.

         "Governmental Entities" has the meaning ascribed to such term in
Section 4.13.

         "Hazardous Material" means any waste, pollutant, contaminant, hazardous substance, toxic, ignitable, reactive or corrosive substance, hazardous waste, special waste, industrial substance, by-product, process intermediate product or waste, petroleum or petroleum-derived substance or waste, chemical liquids or solids, liquid or gaseous products, or any constituent of any such substance or waste, the use, handling or disposal of which by the Company is in any way governed by or subject to any applicable Environmental Law.

         "Intellectual Property" means: any or all of the following and all rights, arising out of or associated therewith: (i) all United States, international and foreign patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof; (ii) all inventions (whether patentable or not), invention disclosures, improvements, trade secrets, proprietary information, know-how, technology, technical data and customer lists, and all documentation relating to any of the foregoing throughout the world; (iii) all copyrights, copyright registrations and applications therefor, and all other rights corresponding thereto throughout the world; (iv) all industrial designs and any registrations and applications therefor throughout the world; (v) all URL's, domain names, trade names, logos, slogans, designs, common law trademarks and service marks, trademark and service mark registrations and applications therefor throughout the world; (vi) all databases and data collections and all rights therein throughout the world; (vii) all moral and economic rights of authors and inventors, however denominated, throughout the world; and (viii) any similar or equivalent rights to any of the foregoing anywhere in the world.

         "Knowledge" with respect to the Company and Sellers means (i) all facts known by any officer or director of the Company or any Seller with respect to the matters at hand and (ii) all facts that such Persons should have known with respect to the matters at hand if they had acted with the diligence of a reasonably prudent person under similar circumstances.

         "Law" means all laws, statutes, ordinances and Regulations of any Governmental Entity including all decisions of Courts having the effect of law.

         "Lien" means any mortgage, pledge, security interest, attachment, encumbrance, lien or charge of any kind (including any agreement to give any of the foregoing); provided, however, that the term "Lien" shall not include (i) statutory liens for Taxes, which are not yet due and payable or are being contested in good faith by appropriate proceedings, (ii) statutory or common law liens to secure landlords, lessors or renters under leases or rental agreements confined to the premises rented, (iii) deposits or pledges made in connection with, or to secure payment of, workers' compensation, unemployment insurance, old age pension or other social security programs mandated under applicable Laws, (iv) statutory or common law liens in favor of carriers, warehousemen, mechanics and materialmen, to secure claims for labor, materials or supplies and other like liens, and (v) restrictions on transfer of securities imposed by applicable state and federal securities Laws.

         "Merger" means the merger of Newco with and into the Company provided for in this Agreement.

         "Newco" means ISS Acquisition Corp. II, a California corporation and a wholly owned direct Subsidiary of Purchaser.

         "Option" with respect to any Person means any security, right, subscription, warrant, option, "phantom" stock right or other Contract (other than the Company Preferred Stock) that gives the right to (a) purchase or otherwise receive or be issued any shares of capital stock or other equity interests of such Person or any security of any kind convertible into or exchangeable or exercisable for any shares of capital stock or other equity interests of such Person or (b) receive any benefits or rights similar to any rights enjoyed by or accruing to the holder of shares of capital stock or other equity interests of such Person, including any rights to participate in the equity, income or election of directors or officers of such Person.

         "Order" means any judgment, order or decree of any Court or Governmental Entity.

         "Permit" means any and all permits, licenses, authorizations, Orders, certificates, registrations or other approvals granted by any Governmental Entity.

         "Person" means an individual, partnership, limited liability company, corporation, joint stock company, trust, estate, joint venture, association or unincorporated organization, or any other form of business or professional entity, but will not include a Governmental Entity.

         "Purchaser Common Stock" means the common stock, par value $0.001 per share, of Purchaser.

         "Purchaser's Disclosure Schedule" means a schedule of even date herewith delivered by Purchaser to the Company concurrently with the execution of this Agreement, which, among other things, will identify exceptions to Purchaser's representations and warranties contained in Article V by specific section references.

         "Purchaser Material Adverse Effect" means a material adverse effect on the assets, liabilities, business condition (financial or otherwise), results of operations of the Purchaser, except any of the following in and of themselves, either alone or in combination: (i) a reduction in the trading price of Purchaser Common Stock, as reported on the Nasdaq National Market, occurring at any time or from time to time between the date of this Agreement and the Closing Date, (ii) effects caused by conditions of the U.S. economy in general or of the industry of the Purchaser, (iii) effects resulting from or relating to the announcement or disclosure of the Merger or other transactions contemplated by this Agreement, or (iv) effects caused by any event, occurrence or condition resulting from or relating to the taking of any action in accordance with this Agreement.

         "Purchaser Share Price" means the average closing price of Purchaser Common Stock for the ten (10) consecutive trading days ending five (5) trading day(s) prior to the Closing Date, as reported on the Nasdaq National Market.

         "Registered Intellectual Property" means all United States, international and foreign: (i) patents and patent applications (including provisional applications); (ii) registered trademarks, applications to register trademarks and service marks, intent-to-use applications, or other registrations or applications related to trademarks and service marks; (iii) registered copyrights and applications for copyright registration; and (iv) domain name registrations; and (v) any other Intellectual Property that is the subject of an application, certificate, filing, registration or other document issued, filed with, or recorded with any Governmental Entity.

         "Regulation" means any rule or regulation of any Governmental Entity having the effect of Law.

         "Residual Distribution" means the number of shares of Purchaser Common Stock obtained by dividing (i) the Total Merger Shares, less the Total First Tier Distribution, less the Total Second Tier Distribution, less the Total Third Tier Distribution, by (ii) the Total Company Stock Number, less the Total Series A Preferred Number, less the Total Series B Preferred Number.

         "SEC" means the Securities and Exchange Commission.

         "Second Tier Distribution" means the number of shares of Purchaser Common Stock equal to the lesser of (i) the Series A Preference Number or (ii) the quotient of (A) the Total Merger Shares less the Total First Tier Distribution, divided by (B) the Total Company Stock Number.

         "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

         "Series A Liquidation Preference" means $3.29.

         "Series A Preference Number" means a number of shares of Purchaser Common Stock equal to the Series A Liquidation Preference divided by the Purchaser Share Price.

         "Series B Liquidation Preference" means $3.35.

         "Series B Preference Number" means a number of shares of Purchaser Common Stock equal to the Series B Liquidation Preference divided by the Purchaser Share Price.

         A "Subsidiary" of a specified Person means any corporation, partnership, limited liability company, joint venture or other legal entity of which the specified Person (either alone or through or together with any other Subsidiary) owns, directly or indirectly, fifty percent (50%) or more of the stock or other equity or partnership interests the holders of which are generally entitled to vote for the election of the Board of Directors or other governing body of such corporation or other legal entity.

         "Termination Fee" means five million dollars ($5,000,000).

         "Third Tier Distribution" means the number of shares of Purchaser Common Stock equal to the lesser of (i) (A) the Series B Liquidation Preference less the Series A Liquidation Preference, divided by (B) the Purchaser Share Price or (ii) (A) the Total Merger Shares less the sum of the Total First Tier Distribution and the Total Second Tier Distribution, divided by (B) the Total Company Stock Number less the Total Series A Preferred Number.

         "Total Company Stock Number" means the number of shares of Company Common Stock outstanding immediately prior to the Effective Time, on a fully-diluted, as-converted basis, assuming that all outstanding shares of Company Preferred Stock, all Company Options and any other rights to acquire Company Stock outstanding immediately prior to the Effective Time are converted or exercised. The Total Company Stock Number, if determined on the date hereof, would be 34,013,854, representing (i) 30,661,506 outstanding shares of Company Common Stock; (ii) 2,152,875 shares of Company Common Stock issuable upon exercise of outstanding Company Options; and (iii) 1,199,473 shares of outstanding Company Preferred Stock, consisting of 303,951 outstanding shares of Series A Preferred Stock and 895,522 outstanding shares of Series B Preferred Stock.

         "Total First Tier Distribution" means the number of shares of Purchaser Common Stock equal to the sum of (i) the Series A Preference Number multiplied by the Total Series A Preferred Number, (ii) the Series B Preference Number multiplied by the Total Series B Preferred Number and (iii) any and all Accumulated Dividends with respect to the Company Series A Preferred Stock and the Company Series B Preferred Stock.

         "Total Merger Shares" means four million six hundred thousand (4,600,000) shares of Purchaser Common Stock.

         "Total Second Tier Distribution" means the Second Tier Distribution multiplied by the Total Company Stock Number.

         "Total Series A Preferred Number" means the number of shares of Company Series A Preferred Stock outstanding immediately prior to the Effective Time (including the shares of Company Series A Preferred Stock issuable upon exercise of any rights to acquire Company Series A Preferred Stock).

         "Total Series B Preferred Number" means the number of shares of Company Series B Preferred Stock outstanding immediately prior to the Effective Time (including the shares of Company Series B Preferred Stock issuable upon exercise of any rights to acquire Company Series B Preferred Stock).

         "Total Third Tier Distribution" means (A) the Third Tier Distribution multiplied by (B) an amount equal to the Total Company Stock Number less the Total Series A Preferred Stock Number.

Section 1.2       Other Defined Terms.

Terms                                                              Section
-----                                                              -------
ADA................................................................4.18(i)
ADEA...............................................................4.18(i)
Affiliate Agreement................................................7.2(g)
Agreement .........................................................Preamble
Agreement of Merger................................................2.2
Alternative Transaction............................................6.3
Applicable Benefit Laws............................................4.17(d)(iii)
Basket.............................................................9.5(a)
Business...........................................................4.5
CERCLA.............................................................4.20(b)
Claims Period......................................................9.4
Code...............................................................Preamble
Company............................................................Preamble
Company Ancillary Documents........................................4.2
Company Benefit Plan...............................................4.17(a)
Company Contracts..................................................4.14
Common Stock Exchange Ratio........................................3.1(c)
Disqualified Shares................................................3.1(d)
Dissenting Shares..................................................3.3(a)
Employment Agreement...............................................7.2(i)
Employee Benefit Plan..............................................4.17(b)
ERISA..............................................................4.17(b)
ERISA Affiliate....................................................4.17(c)
ERISA Affiliate Plan...............................................4.17(c)
Escrow Account.....................................................3.4
Escrow Shares......................................................3.4
Exchange Ratio.....................................................3.1(c)
Financial Statements...............................................4.9
FLSA...............................................................4.18(i)
FMLA...............................................................4.18(i)
Governmental Entities..............................................4.13
Hearing............................................................6.15(a)
HSR Act............................................................4.5
Indemnified Party..................................................9.3(a)
Indemnifying Party.................................................9.3(a)
Information Statement..............................................6.15(c)
Labor Laws.........................................................4.18(q)
Legal Dispute......................................................10.7
Licenses...........................................................4.26
Losses.............................................................9.5(a)
NLRB...............................................................4.18(a)
OSHA...............................................................4.18(k)
Parties............................................................Preamble

Party..............................................................Preamble
Purchaser..........................................................Preamble
Purchaser Ancillary Documents......................................5.2
Purchaser Indemnified Parties......................................9.1
Purchaser Losses...................................................9.1
Purchaser SEC Reports..............................................5.4
Real Property......................................................4.6(b)
Receivables........................................................4.25(b)
Sellers............................................................Preamble
Sellers Indemnified Parties........................................9.2
Sellers Losses.....................................................9.2
Series A Exchange Ratio............................................3.1(c)
Series B Exchange Ratio............................................3.1(c)
Surviving Corporation..............................................2.1
Surviving Obligation...............................................9.4(a)
Taxes..............................................................4.15(c)
Tax Return.........................................................4.15(c)
Termination Date...................................................8.1
WARN...............................................................4.18(n)


                                   ARTICLE II
                                 TERMS OF MERGER

         Section 2.1 Statutory Merger. Subject to the terms and conditions and in reliance upon the representations, warranties, covenants and agreements contained herein, at the Effective Time, Newco will merge with and into the Company, the separate corporate existence of Newco will cease and the Company will succeed to and assume all of the rights and obligations of Newco in accordance with the California Corporations Code (the Company is sometimes referred to herein as the "Surviving Corporation"). The Merger shall have the effect set under California Corporations Code.

         Section 2.2 Effective Time. As soon as practicable after the satisfaction or, if permissible, waiver of the conditions set forth in Article VII, the Parties will cause the Merger to be consummated by duly filing an agreement of merger with Secretary of State of the State of California, in such form as required by, and executed in accordance with, the relevant provisions of, the California Corporations Code (the "Agreement of Merger"). The Merger shall become effective at the Effective Time.

         Section 2.3 Articles of Incorporation; Bylaws. At the Effective Time, the articles of incorporation of the Company as the Surviving Corporation shall be amended and restated to read the same as the articles of incorporation of Newco as in effect immediately prior to the Effective Time, except that Section I of the amended and restated articles of incorporation of the Company instead of reading the same as Section I of the articles of incorporation of Newco, shall read as follows: "First: The name of the Corporation is "Network Ice Corporation." At the Effective Time, the by-laws of the Company as the Surviving Corporation shall be amended and restated to read the same as the by-laws of Newco as in effect immediately prior to the Effective

Time, except that all references in such by-laws of Newco shall be changed to refer to Network Ice Corporation.

         Section 2.4 Directors and Officers. The directors of Newco immediately prior to the Effective Time will be the directors of the Surviving Corporation, each to hold office in accordance with the certificate of incorporation and by-laws of the Surviving Corporation, and the officers of Newco immediately prior to the Effective Time will be the officers of the Surviving Corporation, in each case will hold office until their respective successors are duly elected or appointed and qualify for such election.

                                  ARTICLE III
               CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

         Section 3.1 Merger Consideration; Conversion and Cancellation of Securities. As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of Company Stock or capital stock of Newco:

                  (a) Capital Stock of Newco. Each issued and outstanding share of the capital stock of Newco shall be converted into and become one fully paid and nonassessable share of Common Stock, no par value, of the Surviving Corporation.

                  (b) Cancellation of Treasury Stock and Purchaser-Owned Stock. Any shares of Company Stock that are owned by Company as treasury stock and any shares that are owned by Purchaser, Newco or any other wholly-owned Subsidiary of Purchaser shall be cancelled and retired and shall cease to exist and no stock of Purchaser or other consideration shall be delivered in exchange therefor. All shares of Purchaser Common Stock owned by Company shall remain unaffected by the Merger.

                  (c) Exchange Ratios for Company Stock. Subject to Sections 3.3 and 3.4, and other than shares, if any, to be cancelled in accordance with Section 3.1(b), each issued and outstanding share of Company Stock shall be converted into the right to receive the number of validly issued, fully-paid and nonassessable shares of Purchaser Common Stock determined as follows:

                           (i) each issued and outstanding share of Company Series A Preferred Stock shall be converted into the right to receive the sum of (A) the Series A Preference Number and any and all Accumulated Dividends with respect to the Company Series A Preferred Stock, plus (B) the Second Tier Distribution;

                           (ii) each issued and outstanding share of Company Series B Preferred Stock shall be converted into the right to receive the sum of (A) the Series B Preference Number and any and all Accumulated Dividends with respect to the Company Series B Preferred Stock, plus (B) the Second Tier Distribution, plus (C) the Third Tier Distribution; and

                           (iii) each issued and outstanding share of Company Common Stock shall be converted into the right to receive the sum of (A) the Second Tier

                  Distribution, plus (B) the Third Tier Distribution, plus (C) the Residual Distribution.

The number of shares of Purchaser Common Stock into which each share of Company Series A Preferred Stock, Company Series B Preferred Stock and Company Common Stock shall be converted, as specified above, shall be referred to as the "Series A Exchange Ratio," the "Series B Exchange Ratio," and the "Common Stock Exchange Ratio," respectively, and collectively, the "Exchange Ratios." The Exchange Ratios shall be adjusted for any stock split, stock dividend or similar transaction effected between the date hereof and the Effective Time.

         Section 3.2 Exchange of Certificates.

                  (a) Surrender; Delivery. Upon the surrender by a Company Shareholder of the certificate or certificates representing the total amount of Company Stock owned by such Company Shareholder or the delivery of an affidavit of lost certificate pursuant to Section 3.2(d), together with a duly executed letter of transmittal in a form as the Purchaser's exchange agent shall reasonably specify, the Purchaser shall deliver to such Company Shareholder as soon as practicable (i) a certificate representing the number of shares of Purchaser Common Stock to which such Company Shareholder is entitled pursuant to Section 3.1(c), less any fractional share, and (ii) cash in lieu of fractional shares in accordance with Section 3.2(b). The certificates surrendered to the Purchaser's exchange agent pursuant to this Section 3.2(a) shall be immediately cancelled. Until surrendered as contemplated by this Section 3.2(a), each such certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender, shares of the Purchaser Common Stock and cash in lieu of any fractional shares of Purchaser Common Stock, as contemplated by this Section 3.2(a).

                  (b) No Fractional Shares. No certificates representing fractional shares of Purchaser Common Stock shall be issued upon the surrender for exchange of certificates formerly representing shares of Company Stock pursuant to this Article III; no dividend, stock split or other change in the capital structure of Purchaser shall relate to any fractional security; and such fractional interests shall not entitle the owner thereof to vote or to any rights of a security holder. In lieu of any such fractional shares, each holder of Company Stock who would otherwise be entitled to a fraction of a share of Purchaser Common Stock upon the surrender of such holder's stock certificates for exchange will be paid cash upon such surrender calculated based upon the Purchaser Share Price. For this purpose, shares of Company Stock represented by two or more certificates shall be aggregated, and in no event shall any holder be paid a cash amount in respect of one or more than one share of Purchaser Common Stock.

                  (c) Withholding of Tax. Purchaser will be entitled to deduct and withhold from the consideration otherwise payable pursuant to Section 3.1(c) and 3.2(b) of this Agreement to any former holder of Company Stock such amounts as Purchaser (or any Affiliate thereof) is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by Purchaser, such withheld amounts will be treated for all purposes of this Agreement as having been paid to the former holder of Company Stock in respect of whom such deduction and withholding was made by Purchaser.

                  (d) Lost Certificates. If any certificate evidencing Company Stock shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such certificate to be lost, stolen or destroyed and, if required by Purchaser, the posting by such Person of a bond, in such reasonable amount as Purchaser may direct, as indemnity against claims that may be made against it with respect to such certificate, Purchaser will issue in exchange for such lost, stolen or destroyed certificate of Company Stock a certificate representing the number of shares of Purchaser Common Stock to which the holder may be entitled and cash to which the holder thereof may be entitled pursuant to Article III.

                  (e) Closing of Company Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed and no transfer of shares of Company Stock shall thereafter be made. If, after the Effective Time, certificates representing shares of Company Stock are presented to the Surviving Corporation, they shall be canceled and exchanged for certificates representing shares of Purchaser Common Stock in accordance with this Article III.

         Section 3.3 Dissenting Shares.

                  (a) Notwithstanding any provision of this Agreement to the contrary, any shares of Company Stock held by a holder who has demanded and perfected appraisal rights for such shares in accordance with California Law and who, as of the Effective Time, has not effectively withdrawn or lost such appraisal rights ("Dissenting Shares"), shall not be converted into or represent a right to receive Purchaser Common Stock pursuant to this Section 3.3, but the holder thereof shall only be entitled to such rights as are granted by California Law.

                  (b) Notwithstanding the provisions of subsection (a), if any holder of shares of Company Stock who demands appraisal of such shares under California Law shall effectively withdraw or lose (through failure to perfect or otherwise) the right to appraisal, then, as of the later of the Effective Time and the occurrence of such event, such holder's shares shall automatically be converted into and represent only the right to receive Purchaser Common Stock as provided in Section
         3.1 (and subject to the provisions of Section 9.7 hereof), without interest thereon, upon surrender of the certificate representing such shares of the Company Stock.

                  (c) The Company shall give the Purchaser (i) prompt notice of any written demands for appraisal of any shares of Company Stock, withdrawals of such demands, and any other instruments served pursuant to California Law and received by the Company and (ii) the opportunity to participate in all negotiations and proceedings with respect to demands for appraisal under California Law. The Company shall not, except with the prior written consent of the Purchaser, voluntarily make any payment with respect to any demands for appraisal of Company Stock or offer to settle or settle any such demands. All Purchaser Common Stock to be issued to any Company Shareholders exercising appraisal rights (including the escrowed shares) shall be sold and used for the payment of the amounts owing to such Company Shareholders.

         Section 3.4 Escrow. On the Closing Date, the Purchaser shall deposit in the escrow account created by the Escrow Agreement (the "Escrow Account") a number of shares of Purchaser Common Stock equal to twenty percent (20%) of the number of shares of Purchaser Common Stock to be issued to the Sellers in connection with the Merger (the "Escrow Shares"). The Escrow Shares shall be allocated among the Sellers, and shall be held for the account of the Sellers, as specified in Schedule 3.4. Upon surrender by a Seller to the Company of the certificate or certificates representing the shares of Company Stock owned by such Sellers in accordance with Section 3.2(a) or delivery of an affidavit of lost certificate pursuant to Section 3.2(d), Purchaser shall deliver to such Sellers pursuant to Section 3.2(a) the number of shares of Purchaser Common Stock to which such Seller is entitled under Section 3.2(a), less the number of shares of Purchaser Common Stock to be held in the Escrow Account for the account of such Seller specified in Schedule 3.4, which deducted shares shall be issued in the name of such Sellers and held in the Escrow Account as Escrow Shares for the account of such Sellers. The Escrow Shares shall be held in the Escrow Account and released to the Sellers or Purchaser in accordance with
Section 9.7. Until the Escrow Shares are released from the Escrow Account in accordance with Section 9.7, (i) the Escrow Shares may not be transferred, sold, assigned or pledged and (ii) certificates evidencing the Escrow Shares shall bear a legend indicating that they are subject to restrictions on transfer pursuant to this Section 3.4. Until the Escrow Shares held in the Escrow Account for Sellers are released in accordance with Section 9.7, such Sellers shall be entitled to vote all such Escrow Shares held in the Escrow Account in such Seller's name and to receive all dividends and distributions in respect of such Escrow Shares.

         Section 3.5 Options. At the Effective Time, all Company Options shall be assumed by the Purchaser in accordance with Section 6.13 hereof.

         Section 3.6 Closing. The Closing will take place at the offices of King & Spalding, 191 Peachtree Street, Atlanta, Georgia, at 10:00 a.m. on a date to be specified by the Purchaser and the Company which shall be within two (2) Business Days following the satisfaction or waiver of the conditions set forth in Article VII (other than the delivery of the officers' certificates referred to therein), or on such other date, place or time as the Parties may agree. At the conclusion of the Closing on the Closing Date, the Parties will cause the Agreement of Merger to be filed with the Secretary of State of the State of California.

                                   ARTICLE IV
              REPRESENTATIONS AND WARRANTIES OF COMPANY AND SELLERS

         The Company and Sellers hereby jointly and severally represent and warrant to the Purchaser and Newco, subject to such exceptions as are specifically disclosed in writing in the Company's Disclosure Schedule (which shall be arranged in paragraphs corresponding to the number and lettered paragraphs contained in this Article IV and shall qualify only the corresponding representations in this Article IV and any other section hereof where it is reasonably clear, upon a reading of such disclosure without any independent knowledge on the part of the reader regarding the matter disclosed, that the disclosure is intended to apply to such other section), as follows:

         Section 4.1 Organization. The Company is a corporation duly formed and validly existing under the laws of the State of California. The Company has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted and is duly qualified or registered as a foreign corporation to transact business under the laws of each jurisdiction where the character of its activities or the location of the properties owned or leased by it requires such qualification or registration, except where the failure to so qualify has not had and will not have a Company Material Adverse Effect. The Sellers have heretofore made available to the Purchaser and Newco true, correct and complete copies of the charter documents of the Company as currently in effect and the corporate record books of the Company with respect to actions taken by its shareholders and directors.
Schedule 4.1 contains a true and correct list of the jurisdictions in which the Company is qualified or registered to do business as a foreign corporation.

         Section 4.2 Authorization. Each of the Company and the Sellers has full power and authority to execute and deliver this Agreement and any other certificate, agreement, document or other instrument to be executed and delivered by it in connection with the transactions contemplated by this Agreement (collectively, the "Company Ancillary Documents") and to perform its or his obligations under this Agreement and such Company Ancillary Documents and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Company Ancillary Documents by the Company and the performance by the Company of its obligations hereunder and thereunder and the consummation of the transactions provided for herein and therein have been duly and validly authorized by all necessary action on the part of the Company. This Agreement has been, and the Company Ancillary Documents will be as of the Closing Date, duly executed and delivered by the Company and the Sellers and do or will, as the case may be, constitute valid and binding agreements of the Company and the Sellers, enforceable against them in accordance with their respective terms, subject to applicable bankruptcy, insolvency and other similar laws affecting the enforceability of creditors' rights generally, general equitable principles and the discretion of courts in granting equitable remedies. Each Seller acting in a fiduciary, representative or corporate capacity has furnished to the Purchaser a true and correct copy of each and every will, trust, agreement or other document that establishes or relates to the right, power, capacity or authority of such Seller to execute, deliver and perform this Agreement and each Company Ancillary Document to which it is a party and to consummate the transactions contemplated hereby and thereby.

         Section 4.3 Capital Stock. Schedule 4.3 hereto accurately and completely sets forth the capital structure of the Company by listing thereon the number of shares of capital stock of the Company which are authorized and which are issued and outstanding. All of the issued and outstanding shares of capital stock of the Company (a) are duly authorized, validly issued, fully paid and nonassessable, (b) are held of record and, to the Knowledge of the Company and the Sellers, beneficially owned by the Person(s) as set forth on Schedule 4.3, and (c) were not issued in violation of the preemptive rights of any Person or any agreement or Law or any Order of any Court or Governmental Entity (as hereinafter defined) by which the Company at the time of issuance was bound. No shares of capital stock of the Company are reserved for issuance or are held as treasury shares, and except as disclosed on Schedule 4.3, (i) there are no outstanding options, warrants, rights, calls, commitments, conversion rights, rights of exchange, subscriptions, claims of any character, agreements, obligations, convertible or exchangeable securities or other plans or commitments, contingent or otherwise, relating to the capital stock of the Company, other than as contemplated by this Agreement;
(ii) there are no outstanding contracts or other agreements of the Company or any other Person to purchase, redeem or otherwise acquire any outstanding shares of the capital stock of the Company, or securities or obligations of any kind convertible into any shares of the capital stock of the Company; (iii) there are no dividends which have accrued or been declared but are unpaid on the capital stock of the Company; and (iv) there are no outstanding or authorized stock appreciation, phantom stock, stock plans or similar rights with respect to the Company.

         Section 4.4 Subsidiaries. The Company has never owned, and does not currently own, directly or indirectly, any capital stock or other equities, securities or interests in any other corporation or in any limited liability company, partnership, joint venture or other association. Each of the Company's Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation and is duly qualified to do business as a foreign corporation or foreign business entity in each jurisdiction in which its ownership or lease of property or the nature of the business conducted by it makes such qualification necessary, except for such jurisdictions in which the failure to be so qualified has not had and will not have a Company Material Adverse Effect. Each of the Company's Subsidiaries has the requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its businesses as they are now being conducted. All outstanding shares of capital stock of each of the Company's Subsidiaries are owned by the Company and are validly issued, fully paid and nonassessable, are not subject to preemptive rights and are owned free and clear of all Liens. There are no outstanding subscriptions, options, warrants, rights, convertible securities or any other agreements or commitments of any character relating to the issued or unissued capital stock or other securities of any Subsidiary of the Company obligating any such Subsidiary to issue, deliver or sell, or cause to be issued, delivered or sold additional shares of its capital stock or obligating any such Subsidiary to grant, extend or enter into any subscription, option, warrant, right, convertible security or other similar agreement or commitment.

         Section 4.5 Absence of Restrictions and Conflicts. The execution, delivery and performance of this Agreement and the Company Ancillary Documents, the consummation of the transactions contemplated by this Agreement and the Company Ancillary Documents and the fulfillment of and compliance with the terms and conditions of this Agreement and the Company Ancillary Documents by the Company and the Sellers do not or will not (as the case may be), with the passing of time or the giving of notice or both, violate or conflict with, constitute a breach of or default under, result in the loss of any material benefit under, permit the acceleration of any obligation under or create in any party the right to terminate, modify or cancel, (a) any term or provision of the charter documents of the Company, (b) except as set forth on Schedule 4.5, the Company Contracts (as hereinafter defined) or any other contract, agreement, permit, franchise or license applicable to the Company or the business of the Company as a going concern (the "Business") or applicable to the Sellers, (c) any Order of any Court or Governmental Entity to which the Company or any of the Sellers is a party or by which the Company or any of the Sellers or any of their respective properties is bound or (d) any Law applicable to the Company, the Sellers or the Business. No Order or other authorization of, or registration, declaration or filing with, any Court or Governmental Entity is required with respect to the Company or any of the Sellers in connection with the execution, delivery or performance of this Agreement or the Company Ancillary Documents or the consummation of the transactions contemplated thereby except (i) as required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") and (ii) the filing of an Agreement of Merger with the Secretary of State of the State of California.

         Section 4.6 Real Property.

                  (a) The Company has never owned, and does not currently own, any real property.

                  (b) Schedule 4.6(b) sets forth a true and correct list of all parcels of real property leased by the Company (together with all fixtures and improvements thereon, the "Real Property"). The Company has a valid leasehold interest in its Real Property, free and clear of any Liens. All leases of the Real Property are valid, binding, and in full force and effect. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not adversely affect the Real Property. The Company has taken all necessary action to maintain the Real Property, except where the failure to so act is not likely to have a Company Material Adverse Effect. No loss or expiration of the Real Property is pending, or to the Knowledge of the Company and the Sellers, threatened (other than by expiration upon the end of any term).

                  (c) To the Knowledge of the Company and the Sellers, no portion of the Real Property, or any of the buildings and improvements located thereon, violates any Law or Order of any Court or Governmental Entity, including without limitation any Environmental Law.

                  (d) The improvements on the Real Property are in good operating condition and in a state of good maintenance and repair, ordinary wear and tear excepted, are adequate and suitable for the purposes for which they are presently being used. There are no condemnation or appropriation or similar proceedings pending or, to the Knowledge of the Company and the Sellers, threatened against any of the Real Property or the improvements thereon.

         Section 4.7 Title to Personal Property; Related Matters. The Company has good and marketable title to, or a valid and binding leasehold or license interest in, all of the tangible personal property and assets of the Company, free and clear of all Liens. All equipment and other items of tangible personal property and assets of the Company are in good operating condition and in a state of good maintenance and repair, ordinary wear and tear excepted, are usable in the regular and ordinary course of business and conform to all Laws applicable thereto, and, to the Knowledge of the Company and the Sellers, there are no material defects or problems with any of such equipment, tangible property or assets. No Person other than the Company owns any equipment or other tangible personal property or assets situated on the premises of the Company (other than leased property) that are necessary to the operation of the Business. Since March 31, 2001, the Company has not sold, transferred or disposed of any tangible personal property or assets, other than sales of inventory in the ordinary course of business. Schedule 4.7 sets forth a true, correct and complete list and general description of each item of personal property of the Company having a book value of more than $10,000.

         Section 4.8 Inventory. The Company's inventory (i) is sufficient for the operation of the Business in the ordinary course consistent with past practice, (ii) consists of items which are good and merchantable within normal trade tolerances, (iii) is of a quality and quantity presently usable or saleable in the ordinary course of business of the Company (subject to applicable reserves) and (iv) is subject to reserves determined in accordance with GAAP consistently applied. No previously sold inventory is subject to returns in excess of those historically experienced by the Company.

         Section 4.9 Financial Statements. The Company has delivered to the Purchaser the unaudited balance sheet of the Company at December 31, 2000 and the unaudited statements of income and cash flows of the Company for twelve-month period then ended, and the unaudited balance sheet of the Company at March 31, 2001 and the unaudited statements of income and cash flows of the Company for the three-month period then ended (collectively, the "Financial Statements"). The Financial Statements have been prepared from, and are in accordance with, the books and records of the Company, which books and records are maintained in accordance with GAAP (except as expressly noted on Schedule
4.9 and except with respect to the unaudited Financial Statements, which do not contain footnotes and are subject to normal year-end adjustments which are not expected to be material in amount) consistently applied throughout the periods indicated, and such books and records have been maintained on a basis consistent with the past practice of the Company. Each of the balance sheets included in such Financial Statements (including the related notes and schedules) fairly presents the financial position of the Company as of the date of such balance sheet, and each of the statements of income and cash flows included in such Financial Statements (including any related notes and schedules) fairly presents the results of operations and changes in cash flows, as the case may be, of the Company for the periods set forth therein, in each case in accordance with GAAP (except as expressly noted therein or on Schedule 4.9 and except with respect to the unaudited Financial Statements, which do not contain footnotes and are subject to normal year-end adjustments which are not expected to be material in amount) consistently applied during the periods involved. Since December 31, 2001, there has been no change in any of the accounting (and tax accounting) policies, practices or procedures of the Company.

         Section 4.10 No Undisclosed Liabilities. The Company does not have any liabilities or obligations (whether absolute, contingent or otherwise), which are not adequately reflected or provided for in the unaudited balance sheet of the Company at March 31, 2001, except liabilities and obligations that are not (singly or in the aggregate) material to the Business and have been incurred since the date of such balance sheet in the ordinary course of business and except with respect to expenses incurred as a result of the transactions contemplated by this Agreement.

         Section 4.11 Absence of Certain Changes. Since March 31, 2001, and except as set forth in Schedule 4.11, there has not been (i) any material adverse change in the assets, liabilities, business, financial condition (other than due to effects of the U.S. economy in general or the industry of the Company), results of operations of the Company, (ii) any damage, destruction, loss or casualty to property or assets of the Company with a value in excess of $25,000, whether or not covered by insurance, or (iii) any action taken by the Company of the type described in Section 6.1, which, had such action occurred after the date of this Agreement, would be in violation of such Section.

         Section 4.12 Legal Proceedings. There are no suits, actions, claims, arbitration, proceedings or investigations pending or, to the Knowledge of the Company and the Sellers, threatened against, relating to or involving the Company, the Business or the assets or properties of the Company before any Court or Governmental Entity or other Person. None of such suits, actions, claims, proceedings or investigations, if finally determined adversely, are reasonably likely individually or in the aggregate to have a Company Material Adverse Effect. The Company is not subject to any Order of any Court.

         Section 4.13 Compliance with Law. The Company is (and has been at all times since its inception) in compliance with all applicable Laws, including, without limitation, Orders of all Courts and all federal, state, local, foreign or provincial governments or any administrative or regulatory agency or commission or other governmental authority or agency, domestic or foreign (collectively, the "Governmental Entities"), except where the failure to comply has not had and is not reasonably likely to have a Company Material Adverse Effect, and (i) the Company has not been charged with and, to the Knowledge of the Company and the Sellers, is not now under investigation with respect to, a violation of any applicable Law or applicable Order of any Court or Governmental Entity, (ii) the Company is not a party to or bound by any Order of any Court or Governmental Entity and (iii) the Company has filed all reports and has all licenses and permits required to be filed with or obtained from any Court or Governmental Entity on or before the date hereof.

         Section 4.14 Company Contracts. Schedule 4.14 sets forth a true, correct and complete list of the following contracts to which the Company is a party or by which it is bound (the "Company Contracts"):

                  (a) all bonds, debentures, notes, loans, credit or loan agreements or loan commitments, mortgages, indentures, guarantees or other contracts relating to the borrowing of money or binding upon any properties or assets (real, personal or mixed, tangible or intangible) of the Company;

                  (b) any contract or agreement relating to any capital stock of the Company or voting rights with respect thereto or any rights or options relating to such capital stock;

                  (c) all leases relating to the Real Property or other leases involving any properties or assets (whether real, personal or mixed, tangible or intangible) calling for payments in excess of $10,000;

                  (d) all contracts or agreements which limit or restrict the Company or any of its Affiliates or any of their respective officers or key employees from engaging in any business in any jurisdiction;

                  (e) all franchising and licensing agreements, other than licenses for intellectual property;

                  (f) any contract or agreement for capital expenditures or the acquisition or construction of assets totaling more than $10,000;

                  (g) any contract that provides for an increased payment or benefit, or accelerated vesting, upon the execution of this Agreement or any Company Ancillary Agreement or in connection with the transactions contemplated hereby;

                  (h) any contract or agreement granting any Lien on all or any part of the assets of the Company;

                  (i) any contract or agreement for the cleanup, abatement or other actions in connection with any Hazardous Materials, the remediation of any existing environmental condition or relating to the performance of any environmental audit or study;

                  (j) any contract or agreement granting any option or a first refusal, first-offer or similar preferential right to purchase or acquire any assets of the Company;

                  (k) any contract or agreement with any sales agent, distributor or nonemployee sales representative;

                  (l) any contract providing for the indemnification or holding harmless of any current or former officer, director, employee or other Person (other than those provided in the Company's standard license agreements);

                  (m)      any joint venture or partnership contract;

                  (n) any customer contract for the provision of goods or services by the Company (other than license agreements with respect to Company Intellectual Property and any accompanying support agreements thereto);

                  (o) any outstanding power of attorney empowering any Person to act on behalf of any of the Company or any of its Affiliates; and

                  (p) any other contract or commitment (other than those described in subparagraphs (a) through (o) of this Section 4.14 or those described in Schedule 4.21) to which the Company is a party or by which its properties or assets are bound involving an annual commitment or annual payment to or from the Company of more than $100,000 individually or which is otherwise material to the Business.

                  (q) True, correct and complete copies of all Company Contracts have been made available to the Purchaser. The Company Contracts are legal, valid, binding and enforceable in accordance with their respective terms with respect to the Company and each other party to such Company Contracts. There are no existing defaults or breaches of the Company under any Company Contract (or events or conditions which, with notice or lapse of time or both would constitute a default or breach) and, to the Knowledge of the Company and the Sellers, there are no such defaults (or events or conditions which, with notice or lapse of time or both, would constitute a default or breach) with respect to any third party to any Company Contract. The Company is not participating in any discussions or negotiations regarding modification of or amendment to any Company Contract or entry in any new contract material to the Company.

         Section 4.15 Tax Returns; Taxes.

                  (a) (i) All Tax Returns of the Company and its Subsidiaries due to have been filed through the date hereof in accordance with any applicable Law have been duly filed and are correct and complete in all material respects; (ii) all Taxes, deposits or other payments for which the Company and its Subsidiaries may have any liability through the date hereof (whether or not shown on any Tax Return), have been paid in full; (iii) the amounts so paid on or before the date hereof, together with any amounts accrued as liabilities for Taxes (including Taxes accrued as currently payable) on the books of the Company, and reflected in the unaudited balance sheet of the Company at March 31, 2001 will be adequate based on the tax rates, applicable laws and regulations in effect on the date hereof to satisfy all liabilities for Taxes of the Company and its Subsidiaries in any jurisdiction through March 31, 2001, and the Company will accrue amounts as liabilities for Taxes on the books and financial statements of the Company which will be adequate based on the tax rates and applicable laws and regulations in effect from time to time prior to the Closing to satisfy all liabilities for Taxes of the Company and its Subsidiaries in any jurisdiction through the Closing Date; (iv) there are not now any extensions of time in effect with respect to the dates on which any Tax Returns were or are due to be filed; (v) all deficiencies asserted as a result of any examination of any Tax Returns have been paid in full, accrued on the books of the Company and its Subsidiaries, or finally settled, and no issue has been raised in any such examination which, by application of the same or similar principles, reasonably could be expected to result in a proposed deficiency for any other period not so examined; (vi) no claims have been asserted and no proposals or deficiencies for any Taxes are being asserted, proposed or threatened, and no audit or investigation of any return or report of Taxes is currently underway, pending or threatened;
         (vii) no claim has ever been made by an authority in a jurisdiction in which the Company or any of its Subsidiaries does not file Tax Returns that it is or may be subject to taxation by that jurisdiction; (viii) the Company and its Subsidiaries has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any current or former employee, independent contractor, creditor, shareholder or other third party; (ix) there are no outstanding waivers or agreements by or on behalf of the Company and its Subsidiaries for the extension of time for the assessment of any Taxes or deficiency thereof, nor are there any requests for rulings, outstanding subpoenas or requests for information, notice of proposed reassessment of any property owned or leased by the Company and its Subsidiaries or any other matter pending between the Company or any of its Subsidiaries and any taxing authority; (x) there are no Liens for Taxes (other than Liens for Taxes which are not yet due and payable) pending or, to the Knowledge of the Company and the Sellers, threatened; (xi) the Company and each of its Subsidiaries has not filed a consent under Section 341(f) of the Code; (xii) the Company and each of its Subsidiaries has not made any payments, is not obligated to make any payments, or is not a party to any agreement that under certain circumstances could obligate the Company to make any payments that will not be deductible for federal income tax purposes by reason of Section 280G of the Code; (xiii) the Company has not been a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code; (xiv) the Company and each of its Subsidiaries is not a party to any Tax allocation or sharing agreement;
         (xv) the

         Company and each of its Subsidiaries has not been a member of an affiliated group filing a consolidated U.S. federal income tax return (other than a group the common parent of which was the Company); and
         (xvi) the Company does not have any liability for the Taxes of any Person (other than the Company) under U.S. Treasury Regulation section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

                  (b) The Company has delivered to the Purchaser true and complete copies of all open income Tax Returns (together with any agent's reports) relating to its operations for the years for which Tax Returns are due to have been filed.

                  (c) "Taxes" means all taxes, assessments, charges, duties, fees, levies or other governmental charges (including interest, penalties or additions associated therewith), including income, franchise, capital stock, real property, personal property, tangible, withholding, employment, payroll, social security, social contribution, unemployment compensation, disability, transfer, sales, use, excise, gross receipts, value-added and all other taxes of any kind for which a Company may have any liability imposed by any Governmental Entity, whether disputed or not, and any charges, interest or penalties imposed by any Governmental Entity. "Tax Return" shall mean any report, return, declaration or other information required to be supplied to a Governmental Entity in connection with Taxes, including any estimated returns and reports at every kind, with respect to Taxes.

         Section 4.16 Officers and Employees. Schedule 4.16 contains a true and complete list of (a) all of the officers of the Company and (b) all of the employees (whether full-time, part-time or otherwise) and independent contractors of the Company as of the date hereof, consulting or other independent contractor fees, together with an appropriate notation next to the name of any officer or other employee on such list who is subject to any written employment agreement or any other written term sheet or other document describing the terms and/or conditions of employment of such employee or of the rendering of services by such independent contractor. The Company is not a party to or bound by any contracts, consulting agreements or termination or severance agreements in respect to any current or former officer, employee, consultant or independent contractor. The Company has made available to the Purchaser true, correct and complete copies of each such term sheet, contract, agreement or other document. Neither the Company nor any of the Sellers has received a claim from any Governmental Entity to the effect that the Company has improperly classified as an independent contractor any person named on Schedule 4.16. Neither the Company nor any of the Sellers has made any verbal commitments to any such current or former officers, employees, consultants or independent contractors with respect to compensation, promotion, retention, termination, severance or similar matters in connection with the transactions contemplated by this Agreement or otherwise. All officers and employees of the Company are active on the date hereof.

         Section 4.17 Company Benefit Plans.

                  (a) The term "Company Benefit Plan" means each Employee Benefit Plan sponsored or maintained or required to be sponsored or maintained at any time by the Company or to which the Company makes or has made, or has or has had an obligation to make, contributions at any time. Schedule 4.17 contains a true and complete list of each Company Benefit Plan sponsored, maintained or contributed to by the Company within the last six calendar years. Each Company Benefit Plan currently in effect is identified as a "current plan" on such schedule.

                  (b) The term "Employee Benefit Plan" shall mean with respect to any Person each plan, fund, program, agreement, arrangement or schemes, in each case, that is at any time sponsored or maintained or required to be sponsored or maintained by such Person or to which such Person makes or has made, or has or has had an obligation to make, contributions providing for employee benefits or for the remuneration, direct or indirect, of the current or former employees, directors, officers, consultants, independent contractors, contingent workers or leased employees of such Person or the dependents of any of them (whether written or oral), including, without limitation, each deferred compensation, bonus, incentive compensation, stock purchase, stock option and other equity compensation plan, "welfare" plan (within the meaning of Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), determined without regard to whether such plan is subject to ERISA); each "pension" plan (within the meaning of Section 3(2) of ERISA, determined without regard to whether such plan is subject to ERISA); each severance plan or agreement, health, supplemental unemployment benefit, hospitalization insurance, medical, dental, legal and each other employee benefit plan, fund, program, agreement or arrangement.

                  (c) The term "ERISA Affiliate Plan" shall mean each Employee Benefit Plan sponsored or maintained or required to be sponsored or maintained at any time by any Person (whether incorporated or unincorporated), that together with the Company would be deemed a "single employer" within the meaning of Section 414 of the Code, (an "ERISA Affiliate"), or to which such ERISA Affiliate makes or has made, or has or has had an obligation to make, contributions at any time.

                  (d)      Except as set forth in Schedule 4.17,

                           (i) With respect to each Company Benefit Plan identified on Schedule 4.17, the Company has heretofore delivered or made available to the Purchaser true and complete copies of the plan documents and any amendments thereto (or if the plan is not written, a written description thereof), any related trust or other funding vehicle, annual reports required to be filed with any Governmental Entity with respect to such plan, actuarial reports, funding and financial information returns and statements, copies of material correspondence with all Governmental Entities, plan summaries or summary plan descriptions, summary annual reports, booklets and personnel manuals, the most recent determination letter received from the Internal Revenue Service with respect to each such plan intended to qualify under Section 401 of the Code.

                           (ii) No Company Benefit Plan or ERISA Affiliate Plan is or was subject to Title IV of ERISA or Section 412 of the Code, nor is any Company Benefit Plan or ERISA Affiliate Plan a "multiemployer pension plan", as defined in Section 3(37) of ERISA, or subject to Section 302 of ERISA. Neither the

                  Company, an ERISA Affiliate nor a predecessor in interest of any of them has or has had an obligation to reimburse another employer, either directly or indirectly, including through indemnification or otherwise, for making contributions to a plan that is or was subject to Title IV of ERISA.

                           (iii)    Each Company Benefit Plan has been
                  established, operated and administered in all material respects in accordance with its terms and in compliance with ERISA, the Code and all other applicable laws, regulations, orders or other legislative, administrative or judicial promulgations ("Applicable Benefit Laws"). To the Knowledge of the Company and the Sellers, neither the Company nor any ERISA Affiliate Plan is subject to any penalty or tax with respect to any Employee to any Company Employee Plan under Section 502(i) of ERISA or Sections 4975 through 4980 of the Code.

                           (iv) Each Company Benefit Plan intended to be "qualified" within the meaning of Section 401(a) of the Code and the trusts maintained thereunder that are intended to be exempt from taxation under Section 501(a) of the Code has either received a favorable determination or other letter indicating that it is so qualified or has remaining a period of time under applicable Treasury regulations or IRS pronouncements in which to apply for such a letter and make any amendments necessary to obtain a favorable determination as to the qualified status of each such Company Employee Plan.

                           (v) No Company Benefit Plan provides medical, surgical, hospitalization, death or similar benefits (whether or not insured) for current or former employees, directors, officers, consultants, independent contractors, contingent workers or leased employees (or any of their dependents, spouses or beneficiaries) of the Company, or any predecessor in interest of the Company for periods extending beyond their retirement or other termination of service, other than continuation coverage mandated by Applicable Employee Benefit Law and only to the extent required under such law.

                           (vi) All contributions or premiums required to be made by any Company under the terms of each Company Benefit Plan or by Applicable Benefit Laws have been made in a timely fashion in accordance with Applicable Benefit Laws and the terms of the Company Benefit Plan. Contributions or premiums will be paid by the Company for the period up to the Closing even though not otherwise required to be made until a later date.

                           (vii) No insurance policy or any other contract or agreement affecting any Company Benefit Plan requires or permits a retroactive increase in premiums or payments due thereunder. The level of insurance reserves under each insured Company Benefit Plan is reasonable and sufficient to provide for all incurred but unreported claims.

                           (viii) There have been no improper withdrawals, applications or transfers of assets from any Company Benefit Plan or the trusts or other funding media relating thereto, and neither the Company nor any of its agents has been in breach of any fiduciary obligation with respect to the administration of any Company Benefit Plan or the trusts or other funding media relating thereto.

                           (ix) The Company has the right under the terms of each Company Benefit Plan and under Applicable Employee Benefit Law to amend, revise, merge or terminate such plan (or its participation in such plan) or transfer the assets of such plan to another arrangement, plan or fund at any time exclusively by action of the Company, and no additional contributions would be required to properly effect such termination.

                           (x) The execution, delivery and performance of, and consummation of the transactions contemplated by, this Agreement will not (1) entitle any current or former employee, director, officer, consultant, independent contractors, contingent worker or leased employee (or any of their dependents, spouses or beneficiaries) of the Company to severance pay, unemployment compensation or any other payment, or (2) accelerate the time of payment or vesting, or increase the amount of compensation due any such employee or officer. To the extent any payment (or increased payment) is made by the Company or vesting is accelerated as a result of the transactions contemplated by this Agreement, Section 280G of the Code will not operate to deny the Company a deduction for such payment in its entirety.

                           (xi) There are no pending or, to the Knowledge of the Company and the Sellers, threatened claims, investigations, examinations, audits or other proceedings or actions by or on behalf of any Company Benefit Plan, by any current or former employee, director, officer, consultant, independent contractors, contingent worker or leased employee (or any of their dependents, spouses or beneficiaries) of the Company, or any predecessor in interest covered under such Company Benefit Plan, by any Governmental Entities or otherwise involving any such Company Benefit Plan (other than routine claims for benefits).

         Section 4.18 Labor Relations.

                  (a) The Company's employees have not been, and currently are not, represented by a labor organization or group which was either certified or voluntarily recognized by any labor relations board, including, without limitation, the United States National Labor Relations Board ("NLRB") or certified or voluntarily recognized by any other Governmental Entity.

                  (b) The Company has not been and the Company is not a signatory to a collective bargaining agreement with any trade union, labor organization or group.

                  (c) No representation election petition or application for certification has been filed by employees of the Company or is pending with the NLRB or any other Governmental Entity and no union organizing campaign or other attempt to organize or establish a labor union, employee organization or labor organization or group involving employees of the Company has occurred, is in progress or is threatened.

                  (d) The Company has not engaged in any unfair labor practice and the Company is not aware of any pending or threatened labor board proceeding of any kind, including any such proceeding against the Company or any trade union, labor union, employee organization or labor organization representing the Company's employees.

                  (e) No grievance or arbitration demand or proceeding, whether or not filed pursuant to a collective bargaining agreement, has been filed, or is pending or, to the Knowledge of the Company and the Sellers, threatened against the Company.

                  (f) No labor dispute, walk out, strike, slowdown, hand billing, picketing, work stoppage (sympathetic or otherwise), or other "concerted action" involving the employees of the Company has occurred, is in progress or, to the Knowledge of the Company and the Sellers, has been threatened.

                  (g) No breach of contract and/or denial of fair representation claim has been filed or is pending or, to the Knowledge of the Company and the Sellers, threatened against the Company and/or any trade union, labor union, employee organization or labor organization representing the Company's employees.

                  (h) No claim, complaint, charge or investigation for unpaid wages, bonuses, commissions, employment withholding taxes, penalties, overtime or other compensation, benefits, child labor or record keeping violations has been filed or is pending or to the Knowledge of the Company and the Sellers, threatened under the Fair Labor Standards Act, Davis-Bacon Act, Walsh-Healey Act, or Service Contract Act or any other Law.

                  (i) No discrimination and/or retaliation claim, complaint, charge or investigation has been filed or is pending or, to the Knowledge of the Company and the Sellers, threatened against the Company under the 1866 or 1964 Civil Rights Acts, the Equal Pay Act, the Age Discrimination in Employment Act ("ADEA"), the Americans with Disabilities Act ("ADA"), the Family and Medical Leave Act ("FMLA"), the Fair Labor Standards Act ("FLSA"), ERISA or any other Law or comparable state fair employment practices act.

                  (j) If the Company is a federal or state contractor obligated to develop and maintain an affirmative action plan, no discrimination claim, show cause notice, conciliation proceeding, sanction or debarment proceeding has been threatened or filed or is pending with the Office of Federal Contract Compliance Programs or any other Court or Governmental Entity and no desk audit or on-site review is in progress.

                  (k) No citation has been issued by the Occupational Safety and Health Administration ("OSHA") against the Company and no notice of contest, claim, complaint, charge, investigation or other administrative enforcement proceeding involving the Company has been filed or is pending or, to the Knowledge of the Company and the Sellers, threatened against the Company under OSHA or any provincial occupational safety and health board or any other Law relating to occupational safety and health.

                  (l) No workers' compensation or retaliation claim, complaint, charge or investigation has been filed or is pending against the Company.

                  (m) No investigation or citation of the Company has occurred and no enforcement proceeding has been initiated or is pending or, to the Knowledge of the Company and the Sellers, threatened under any Law.

                  (n) The Company has not taken any action that would constitute a "mass layoff", "mass termination" or "plant closing" within the meaning of the United States Worker Adjustment and Retraining Notification Act ("WARN") or any Law or otherwise trigger notice requirements or liability under any federal, local, state or foreign plant closing notice or collective dismissal Law.

                  (o) No wrongful discharge, retaliation, libel, slander or other claim, complaint, charge or investigation that arises out of the employment relationship between the Company and its respective employees has been filed or is pending or, to the Knowledge of the Company and the Sellers, threatened against the Company under any applicable Law.

                  (p) The Company has maintained and currently maintains adequate insurance as required by applicable Law with respect to workers' compensation claims and unemployment benefits claims.

                  (q) The Company is in compliance with all applicable Laws and all contracts or collective bargaining agreements governing or concerning labor relations, union and collective bargaining, conditions of employment, employment discrimination and harassment, wages, hours or occupations safety and health, including, without limitation, ERISA, the Immigration Reform and Control Act of 1986, the National Labor Relations Act, the Civil Rights Acts of 1866 and 1964, the Equal Pay Act, ADEA, ADA, FMLA, WARN, the Occupational Safety and Health Act, the Davis-Bacon Act, the Walsh-Healy Act, the Service Contract Act, Executive Order 11246, FLSA and the Rehabilitation Act of 1973 and all regulations under such Laws (collectively, the "Labor Laws").

                  (r) The Company is not liable for any liabilities, judgements, decrees, orders, arrearage of wages or taxes, fines or penalties for failure to comply with any of the Labor Laws.

                  (s) The Company has made available to the Purchaser a copy of the policy of the Company for providing leaves of absence under the FMLA and any other reasonably requested information relating to FMLA leave of Company employees.

                  (t) The Company has paid or accrued all current assessments under workers' compensation Laws, and the Company has not been subject to any special or penalty assessment under such Laws which has not been paid.

         Section 4.19 Insurance Policies. Schedule 4.19 contains a complete and correct list of all insurance policies carried by or for the benefit of the Company, specifying the insurer, amount of and nature of coverage, the risk insured against, the deductible amount (if any) and the date through which coverage will continue by virtue of premiums already paid. The Company maintains insurance with reputable insurers for the business and assets of the Company against all risks normally insured against, and in amounts normally carried, by corporations of similar size engaged in similar lines of business and such coverage is sufficient to cover reasonably foreseeable risks. All insurance policies and bonds with respect to the business and assets of the Company are in full force and effect and will be maintained by the Company in full force and effect as they apply to any matter, action or event relating to the Company occurring through the Closing Date and the Company has not reached or exceeded its policy limits for any insurance policies in effect at any time since its inception.

         Section 4.20 Environmental, Health and Safety Matters.

                  (a) The Company possesses, and is in full compliance with, all permits, licenses and government authorizations and has filed all notices that are required of the Company under any applicable Environmental Law, and the Company is in compliance with all applicable limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in those Environmental Laws or contained in any Order or Law issued, entered, promulgated or approved thereunder.

                  (b) The Company has not received notice of actual or threatened liability under the Federal Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA") or any similar Environmental Law from any Governmental Entity or any third party and, to the Knowledge of the Company and the Sellers, there are no past or present facts or circumstances which foreseeably could form the basis for the assertion of any claim against the Company under any Environmental Laws including, without limitation, CERCLA or any similar Environmental Law with respect to any on-site or off-site location.

                  (c) The Company has not entered into nor agreed to enter into and the Company does not presently contemplate entering into, any Order, and the Company is not subject to any Order relating to compliance with, or the cleanup of Hazardous Materials under, any applicable Environmental Laws.

                  (d) To the Knowledge of the Company and the Sellers, the Company has not been alleged to be in violation of, and has not been subject to any administrative or judicial proceeding pursuant to, applicable Environmental Laws or regulations either now or any time since its inception.

                  (e) To the Knowledge of the Company and the Sellers, the Company is not subject to any claim, obligation, liability, loss, damage or expense of whatever kind or nature, contingent or otherwise,
         (i) based upon the violation of any applicable provision of any Environmental Law or arising out of any act or omission of the Company, or the Company's employees, agents or representatives or (ii) arising out of the ownership, use, control or operation by the Company of any plant, facility, site, area or property (including, without limitation, any plant, facility, site, area or property currently or previously owned or leased by the Company) from which any Hazardous Materials were released into the environment in violation of any applicable Environmental Law (the term "release" meaning any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing into the environment, and the term "environment" meaning any surface or ground water, drinking water supply, soil, surface or subsurface strata or medium, or the ambient air).

                  (f) The Company has not paid any fines, penalties or assessments since its inception with respect to environmental matters.

                  (g) To the Knowledge of the Company and the Sellers, neither the Real Property nor any equipment of Company contain any asbestos, PCBs, underground storage tanks sumps or other containers on or under any such Real Property or equipment.

                  (h) The Company has not imported, manufactured, stored, used, operated, transported, treated or disposed of any Hazardous Materials other than in compliance with all applicable Environmental Laws.

         Section 4.21 Intellectual Property. Schedule 4.21 contains a list of all Company Intellectual Property and all Company Registered Intellectual Property.

                  (a) To the Knowledge of the Company and the Sellers, no Company Intellectual Property or product or service of the Company related to Company Intellectual Property is subject to any proceeding or outstanding decree, Order, judgment, agreement or stipulation restricting in any manner the use, transfer or licensing thereof by the Company, or which may affect the validity, use or enforceability of such Company Intellectual Property as it relates to the Company's use of such Company Intellectual Property in the Company's business. To the Knowledge of the Company and the Sellers, each item of Company Registered Intellectual Property is valid and subsisting. All necessary registration, maintenance and renewal fees currently due in connection with Company Registered Intellectual Property have been made and all necessary documents, recordations and certifications in connection with such Company Registered Intellectual Property have been filed with the relevant patent, copyright, trademark or other authorities in the United States or foreign jurisdiction, as the case may be, for the purpose of maintaining such Company Registered Intellectual Property.

                  (b) The Company owns and has good and exclusive title to, or has licenses (sufficient for the conduct of the Business as currently conducted) to, each item of the Company Intellectual Property used in connection with the conduct of the Business as currently conducted (including without limitation the standard third-party software used by the Company) free and clear of any Lien (excluding licenses and related restrictions); and the Company is the exclusive owner or exclusive licensee of all trademarks and service marks, trade names and domain names used in connection with the operation or conduct of the Business, free and clear of all Liens.

                  (c) The Company owns exclusively, and has good title to, all copyrighted works that are the Company products or which the Company otherwise expressly purports to own, free and clear of all Liens. Schedule 4.21(c) lists all works of original authorship prepared by or on behalf of the Company, including software programs, by title, version number, author(s) and publication date (if any), regardless of whether the Company has obtained or is seeking a copyright registration for such works.

                  (d) To the extent that any Intellectual Property has been developed or created by a third party for the Company, the Company has a written agreement with such third party with respect thereto and the Company thereby either (i) has obtained ownership of and is the exclusive owner of, or (ii) has obtained a license (sufficient for the conduct of the Business as currently conducted) to all of such third party's Intellectual Property in such work, material or invention by operation of law or by valid assignment to the extent necessary for the conduct of the Business as currently conducted.

                  (e) Schedule 4.21(e) lists all contracts, licenses and agreements to which the Company is a party (other than licenses for standard off-the-shelf software or licenses for use of the Company's prepackaged software which, to the extent material to the business of the Company, have been made available to the Purchaser) (i) with respect to Company Intellectual Property licensed or transferred by the Company to any third party (other than end-user licenses in the ordinary course of the Business); or (ii) pursuant to which a third party has licensed or transferred any Intellectual Property to the Company.

                  (f) All contracts, licenses and agreements relating to the Company Intellectual Property on which the Company relies in the conduct of its business are in full force and effect. The consummation of the transactions contemplated by this Agreement will neither violate nor result in the breach, modification, cancellation, termination or suspension of any of such contracts, licenses and agreements in accordance with its terms. The Company is in compliance with, and has not breached any material term of, any of such contracts, licenses and agreements and, to the Knowledge of the Company and the Sellers, all other parties to such contracts, licenses and agreements are in compliance in all respects with, and have not breached any material term of, any of such contracts, licenses and agreements. Following the Closing Date, the Company will be permitted to exercise all of the Company's rights under such contracts, licenses and agreements to the same extent the Company would have been able to had the transactions contemplated by this Agreement not occurred and without the payment of any additional amounts or consideration other than ongoing fees, royalties or payments which the Company would otherwise be required to pay.

                  (g) The operation of the Business as it is currently conducted, including the Company's design, development, marketing and sale of the products or services of the Company, has not, does not infringe or misappropriate in any manner the Intellectual Property of any third party or, to the Knowledge of the Company and the Sellers, constitute unfair competition or trade practices under the applicable Laws of any jurisdiction.

                  (h) The Company has not received written notice from any third party, or to the Knowledge of the Company and the Sellers, any other overt threats from any third party, that the operation of the Business as it is currently conducted, or any act, product or service of the Company, infringes or misappropriates the Intellectual Property of any third party or constitutes unfair competition or trade practices under the applicable Laws of any jurisdiction.

                  (i) To the Knowledge of the Company and the Sellers, no Person has or is infringing or misappropriating any rights of the Company with respect to Company Intellectual Property.

                  (j) The Company has taken reasonable steps to protect the rights of the Company in the confidential information and trade secrets of the Company or any trade secrets or confidential information of third parties used, and, without limiting the foregoing, the Company has enforced a policy requiring each employee and contractor to execute a proprietary information/confidentiality agreement in substantially the form made available to the Purchaser, and except under confidentiality obligations, there has not been any disclosure by the Company of any such trade secrets or confidential information.

         Section 4.22 Transactions with Affiliates. No current or former officer or director of the Company, or, to the Knowledge of the Company and the Sellers, any Person with whom any such officer or director has any direct or indirect relation by blood, marriage or adoption, or any entity in which any such Person, owns any beneficial interest (other than a publicly held corporation whose stock is traded on a national securities exchange or in the over-the-counter market and less than five percent (5%) of the stock of which is beneficially owned by all such Persons in the aggregate) in, and no current or former Affiliate of any of the foregoing or of the Company has any interest in: (a) any contract, arrangement or understanding with the Company or relating to the properties or assets of the Company; (b) any loan, arrangement, understanding, agreement or contract for or relating to the properties or assets of the Company; or (c) any property (real, personal or mixed), tangible or intangible, used or currently intended to be used by the Company. Schedule 4.22 also sets forth a complete list of all Affiliates of the Company and all accounts, notes and other receivables and accounts payable owed to or due from any Affiliate to the Company (excluding any accrued salaries incurred in the ordinary course of business).

         Section 4.23 Nondisclosed Payments. Neither the Company, nor any current or former officer, director or employee of the Company, nor anyone acting on behalf of any of them, has made or received any payments from the Company not correctly categorized and fully disclosed in the Company's books and records in connection with or in any way relating to or affecting the Company or the Business.

         Section 4.24 Customer and Supplier Relations. The Company maintains good relations with each of its customers, and, to the Knowledge of the Company and the Sellers, no event has occurred that would materially and adversely affect the Company's relations with any such customer. No customer (or former customer) during the last twelve (12) months has canceled, terminated or, to the Knowledge of the Company and the Sellers, made any threat to cancel or otherwise terminate its contract, or to decrease its usage of the Company's services or products. The Company has not received any notice, and neither the Company nor the Sellers have Knowledge to the effect that any current customer or supplier may terminate or materially alter its business relations with the Company, either as a result of the transactions contemplated by this Agreement or otherwise.

         Section 4.25 Notes; Accounts Receivable; Accounts Payable.

                  (a) Notes. All notes receivable of the Company owing by any director, officer or employee of the Company or by any Seller have been paid in full prior to the date hereof or shall have been paid in full prior to the Closing Date.

                  (b) Accounts Receivable. The Company has made available to the Purchaser a schedule of the Company's accounts receivable as of March 31, 2001 (the "Receivables") showing the amount of each receivable and an aging of amounts due thereunder, which schedule is true and complete as of that date. To the Knowledge of the Company and the Sellers, the debtors to which the Receivables relate are not in or subject to a bankruptcy or insolvency proceeding, and none of the Receivables have been made subject to an assignment for the benefit of creditors. All Receivables which are reflected on the Financial Statements (net of any reserves shown thereon) (i) are valid, existing and, to the Knowledge of the Company and the Sellers, collectible in a manner consistent with the Company's past practice without resort to legal proceedings or collection agencies, (ii) represent monies due for goods sold and delivered or services rendered in the ordinary course of business and (iii) are not subject to any refunds or adjustments or any defenses, rights of set-off, assignment, restrictions, security interests or other encumbrances. All such Receivables are current, and there are no disputes regarding the collectibility of any such Receivables. The Company has not factored any of its Receivables.

                  (c) Accounts Payable. The accounts payable of the Company reflected on the Financial Statements arose from bona fide transactions in the ordinary course of business.

         Section 4.26 Licenses and Permits. Schedule 4.26 is a true and complete list of all material notifications, licenses, permits (including, without limitation, environmental, construction and operation permits), franchises, certificates, approvals, exemptions, classifications, registrations and other similar documents and authorizations, and applications therefor (collectively, the "Licenses") held by the Company and issued by, or submitted by the Company to, any Governmental Entity or other Person. The Company owns or possesses all of the Licenses that are necessary to enable it to carry on the Business as presently conducted. All Licenses are valid, binding, and in full force and effect. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not adversely affect any License. The Company has taken all necessary action to maintain each License, except where the failure to so act has not had, and is not reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect. No loss or expiration of any License is pending or, to the Knowledge of the Company and the Sellers, threatened (other than expiration upon the end of any term).

         Section 4.27 Ethical Practices. Neither the Company nor any current or former officer, director, employee or representative thereof acting on behalf of the Company or any Seller has offered or given, and to the Knowledge of the Company and the Sellers, no Seller or any other Person acting on behalf of the Company or any Seller has offered or given on its behalf anything of value to:
(i) any member or official of a Governmental Entity, any political party or official thereof, or any candidate for political office; (ii) any customer of any Governmental Entity; or (iii) any other Person, in any such case while knowing or having reason to know that all or a portion of such money or thing of value may be offered, given or promised, directly or indirectly, to any customer, member or official of any Governmental Entity or candidate for political office for the purpose of the following: (x) influencing any action or decision of such Person, in his or its official capacity, including a decision to fail to perform his or its official function; (y) inducing such Person to use his or its influence with any Governmental Entity affect or influence any act or decision of such Governmental Entity to assist the Company in obtaining or retaining business for, or with, or directing business to, any Person; or (z) where such payment would constitute a bribe, kickback or illegal or improper payment to assist the Company in obtaining or retaining business for, or with, or directing business to, any Person. The business and operations of the Company have been conducted in compliance with all applicable Laws, except where the failure to comply has not had, and is not reasonably likely to have, individually or in the aggregate, a Company Material Adverse Effect.

         Section 4.28 Brokers, Finders and Investment Bankers. Except as set forth on Schedule 4.28, neither the Company, nor any officers, directors or employees of the Company nor any Affiliate of the Company, has employed any broker, finder or investment banker or incurred any liability for any investment banking fees, financial advisory fees, brokerage fees or finders' fees in connection with the transactions contemplated by this Agreement.

         Section 4.29 Disclosure.

                  (a) No representation, warranty or covenant made by the Company or any of the Sellers in this Agreement, the Schedules or the Exhibits attached to this Agreement or in any of the Company Ancillary Documents contains an untrue statement of a material fact or omits to state a material fact required to be stated herein or therein or necessary to make the statements contained herein or therein not misleading.

                  (b) Prior to the execution of this Agreement, the Company has made available to the Purchaser true and complete copies of the Company Contracts, documents evidencing any of the Intellectual Property, and all security agreements and other instruments creating or imposing any Lien on the real or personal property of the Company, and any other documents or instruments identified or referred to in the Schedules. Such availability will not alone constitute adequate disclosure of those facts required to be disclosed on any Schedule to this Agreement, and notice of their contents (other than by express reference on a Schedule) will in no way limit the obligations of the Company or the Sellers or the rights of the Purchaser under this Agreement.

                                   ARTICLE V
              REPRESENTATIONS AND WARRANTIES OF NEWCO AND PURCHASER

         Newco and the Purchaser hereby jointly and severally represent and warrant to the Company and Sellers, subject to such exceptions as are specifically disclosed in writing in the Purchaser's Disclosure Schedule (which shall be arranged in paragraphs corresponding to the number and lettered paragraphs contained in this Article V and shall qualify only the corresponding representations in this Article V and any other section hereof where it is reasonably clear, upon a reading of such disclosure without any independent knowledge on the part of the reader regarding the matter disclosed, that the disclosure is intended to apply to such other section), as follows:

         Section 5.1 Organization. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

         Section 5.2 Authorization. The Purchaser has full corporate power and authority to execute and deliver this Agreement and any other certificate, agreement, document or other instrument to be executed and delivered by it in connection with the transactions contemplated by this Agreement (collectively, the "Purchaser Ancillary Documents"), to perform its obligations under this Agreement and the Purchaser Ancillary Documents and to consummate the transactions contemplated by this Agreement and the Purchaser Ancillary Documents. The execution and delivery of this Agreement and the Purchaser Ancillary Documents by the Purchaser, the performance by the Purchaser of its obligations under this Agreement and the Purchaser Ancillary Documents, and the consummation of the transactions provided for in this Agreement and the Purchaser Ancillary Documents have been duly and validly authorized by all necessary corporate action on the part of the Purchaser. This Agreement has been and, as of the Closing Date, the Purchaser Ancillary Documents will be, duly executed and delivered by the Purchaser and do or will, as the case may be, constitute the valid and binding agreements of the Purchaser, enforceable against the Purchaser in accordance with their respective terms, subject to applicable bankruptcy, insolvency and other similar laws affecting the enforceability of creditors' rights generally, general equitable principles and the discretion of courts in granting equitable remedies.

         Section 5.3 Purchaser Capital Structure.

                  (a) The number of shares of Purchaser Common Stock issued and outstanding is not materially different from the most recent amount reflected in the Purchaser SEC Reports (as defined below), all of which had been duly authorized and validly issued and were fully paid and nonassessable. The number of shares of Purchaser Common Stock issuable upon the exercise of outstanding options is not materially different from the most recent amount reflected in the Purchaser SEC Reports.

                  (b) Except as reserved for future grants of options under the Purchaser's stock option plans or as described in the Purchaser SEC Reports, there are (i) no equity securities of any class of the Purchaser, or any securities exchangeable into or exercisable for such equity securities, issued, reserved for issuance or outstanding and (ii) no outstanding subscriptions, options, warrants, puts, calls, rights or other commitments or agreements of any character to which the Purchaser is a party or by which it is bound obligating the Purchaser to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any equity securities of the Purchaser.

                  (c) The shares of Purchaser Common Stock to be issued pursuant to the Merger, when issued in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid, and nonassessable, and will be issued in compliance with the registration requirements of the Securities Act or a valid exemption therefrom.

         Section 5.4 Purchaser SEC Reports.

                  (a) The Purchaser has timely filed and made available to the Company all forms, reports and documents, together with any amendments, required to be filed by Purchaser with the SEC, including without limitation the Purchaser's Proxy Statement dated April 10, 2001 relating to the Purchaser's annual meeting of stockholders (collectively, the "Purchaser SEC Reports"). Each of the Purchaser SEC Reports, as well as any Purchaser SEC Reports filed after the date of this Agreement until the Closing, (i) at the time it was filed or will be filed, complied or will comply in all material respects with the applicable requirements of the Securities Act and Exchange Act as the case may be, and (ii) did not at the time it was filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) or will not at the time filed contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Purchaser SEC Report or necessary in order to make the statements in such Purchaser SEC Report, in the light of the circumstances under which they were made, not misleading.

                  (b) Each of the consolidated financial statements (including, in each case, any related notes) contained in the Purchaser SEC Reports, including any Purchaser SEC Reports filed after the date of this Agreement until the Closing, complied or will comply as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto, was or will be prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by Form 10-Q promulgated by the SEC) and presented fairly or will present fairly, in all material respects, the consolidated financial position of the Purchaser and its Subsidiaries as of their respective dates, and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount.

         Section 5.5 Absence of Restrictions and Conflicts. The execution, delivery and performance of this Agreement and the Purchaser Ancillary Documents, the consummation of the transactions contemplated by this Agreement and the Purchaser Ancillary Documents and the fulfillment of and compliance with the terms and conditions of this Agreement and the Purchaser Ancillary Documents do not or will not (as the case may be), with the passing of time or the giving of notice or both, violate or conflict with, constitute a breach of or default under, result in the loss of any benefit under, or permit the acceleration of any obligation under, (a) any term or provision of the charter documents of the Purchaser, (b) any material contract, agreement or other document to which the Purchaser is a party, (c) any Order of any Court or Governmental Entity to which the Purchaser is a party or by which the Purchaser or any of its properties is bound or (d) assuming compliance with the applicable requirements of the HSR Act, any Law applicable to the Purchaser.

         Section 5.6 Investment Representation. The Purchaser is acquiring the issued and outstanding capital stock of the Company for its own account for purposes of investment and not with a view to the distribution thereof or dividing all or any part of its interest therein with any other Person. The Purchaser acknowledges that the sale of the issued and outstanding capital stock of the Company has not been registered under applicable Laws (including the Securities Act and any state, local or foreign securities laws) and that such capital stock may not be transferred without registration under, pursuant to an exemption from or in a transaction not subject to, all applicable Laws.

         Section 5.7 Legal Proceedings. Except as may be described in Purchaser SEC Reports, there are no suits, actions, claims, arbitration, proceedings or investigations pending or, to the knowledge of the Purchaser, threatened against, relating to or involving the Purchaser, its business or the assets or properties of the Purchaser before any Court or Governmental Entity or other Person which, if finally determined adversely, are reasonably likely to have a Purchaser Material Adverse Effect.

         Section 5.8 Financing. The Purchaser has sufficient capital resources to enable the Purchaser to deliver the Elective Cash Consideration in accordance with this Agreement and to effect the other transactions contemplated by this Agreement on the Closing Date.

         Section 5.9 Disclosure. No representation, warranty or covenant made by the Purchaser in this Agreement, the Schedules or the Exhibits attached to this Agreement or in any of the Purchaser Ancillary Documents contains an untrue statement of a material fact or omits to state a material fact required to be stated herein or therein or necessary to make the statements contained herein or therein not misleading.

                                   ARTICLE VI
                        CERTAIN COVENANTS AND AGREEMENTS

         Section 6.1 Conduct of Business by the Company. From the date hereof until the Closing Date or until this Agreement is terminated as provided in
Article VIII, the Company shall, and the Sellers shall cause the Company to, except as required in connection with the transactions contemplated by this Agreement and except as otherwise consented to in writing by the Purchaser:

                  (a) conduct its businesses in the ordinary course on a basis consistent with past practice and not engage in any new line of business or enter into any agreement, transaction or activity or make any commitment with respect to the Business or the properties and assets of the Company except those in the ordinary course of business and not otherwise prohibited under this Section 6.1;

                  (b) use commercially reasonable efforts to preserve intact the goodwill and business organization of the Company, keep the officers and employees of the Company available to the Purchaser and preserve the relationships and goodwill of the Company with customers, distributors, suppliers, employees and others having business relations with the Company;

                  (c) maintain its existence and good standing in the State of California and in each jurisdiction in which the ownership or leasing of its property or the conduct of its business requires such qualification, except where the failure to so qualify will not have a Company Material Adverse Effect;

                  (d) duly and timely file or cause to be filed all reports and returns required to be filed with any Court or Governmental Entity and promptly pay or cause to be paid when due all Taxes and other governmental charges, including interest and penalties levied or assessed, unless diligently contested in good faith by appropriate proceedings;

                  (e) maintain in existing condition and repair (ordinary wear and tear excepted), consistent with past practices, all buildings, offices and other structures located on the Real Property, and all equipment, fixtures and other tangible personal property located on the Real Property;

                  (f) not authorize for issuance, issue and deliver any additional shares of its capital stock or securities convertible into or exchangeable for shares of its capital stock, or issue or grant any right, option or other commitment for the issuance of shares of its capital stock or of such securities, or split, combine or reclassify any shares of its capital stock, other than issuance of shares of the Company Stock pursuant to the exercise of Company Options issued and outstanding on the date hereof;

                  (g)      not amend or modify its charter documents;

                  (h) not declare any dividend, pay or set aside for payment any dividend or other distribution or make any payment to any related parties other than the payment of salaries in the ordinary course of business under existing contracts and agreements;

                  (i) not create any subsidiary, acquire any capital stock or other equity securities of any corporation or acquire any equity or ownership interest in any business or entity;

                  (j) not dispose of or permit to lapse any rights to the use of any patent, trademark, trade name, service mark, license or copyright of the Company, including, without limitation, any of the Intellectual Property, or dispose of or disclose to any Person (other than disclosure in the ordinary course of business or pursuant to existing license agreements or existing nondisclosure agreements), any trade secret, formula, process, technology or know-how of the Company not heretofore a matter of public knowledge;

                  (k) not (i) sell any assets, other than finished goods sold in the ordinary course of business, (ii) create, incur or assume any indebtedness secured by the real or personal property of the Company, (iii) grant, create, incur or suffer to exist any Liens on the real or personal properties of the Company which did not exist on the date hereof, (iv) incur any liability or obligation (absolute, accrued or contingent) except in the ordinary course of business consistent with past practice, (v) write-off any guaranteed checks, notes or accounts receivable except in the ordinary course of business consistent with past practice, (vi) write-down the value of any asset or investment on the books or records of the Company, except for depreciation and amortization in the ordinary course of business and consistent with past practice, (vii) cancel any debt or waive any claims or rights, (viii) make any commitment for any capital expenditure in excess of $10,000 individually or in excess of $100,000 in the aggregate or (ix) enter into any material contract or agreement outside the ordinary course of business involving payments by the Company greater than $100,000 individually or in the aggregate without the prior written consent of the Purchaser;

                  (l) not increase in any manner the base compensation of, or enter into any new bonus or incentive agreement or arrangement with, any of its current or former employees, directors or consultants;

                  (m) not adopt, amend or terminate any Company Benefit Plan or increase the benefits provided under any Company Benefit Plan, or promise or commit to undertake any of the foregoing in the future;

                  (n) not amend any existing employment, severance, consulting, or other compensation agreement or enter into any new employment, severance, consulting or other compensation agreement;

                  (o) maintain supplies and inventory at levels that are in the ordinary course of business and consistent with past practice;

                  (p) continue to extend customers credit, collect accounts receivable and pay accounts payable and similar obligations in the ordinary course of business consistent with past practice;

                  (q) perform all of its obligations under all, and not default or suffer to exist any event or condition which with notice or lapse of time or both would constitute a default under any Company Contract (except those being contested in good faith) and not assume or amend any contract or commitment that is or would be a Company Contract;

                  (r) not pay, discharge or satisfy any claim, liability or obligation (absolute, contingent or otherwise) other than the payment, discharge or satisfaction in the ordinary course of business consistent with past practice of claims, liabilities and obligations reflected or reserved against in the unaudited balance sheet of the Company at March 31, 2001, or incurred in the ordinary course of business consistent with past practice;

                  (s) not increase any reserves for contingent liabilities (excluding any adjustment to bad debt reserves in the ordinary course of business consistent with past practice and any adjustments required by subparagraph (u) below);

                  (t) maintain in full force and effect and in the same amounts policies of insurance comparable in amount and scope of coverage to that now maintained by or on behalf of the Company;

                  (u) continue to maintain its books and records in accordance with GAAP consistently applied, and on a basis consistent with the Company's past practice;

                  (v) continue its cash management practices in the ordinary course of business consistent with past practice; and

                  (w) not authorize, or commit or agree to take, any of the foregoing actions described in subparagraphs (a) through (v) above.

         In connection with the continued operation of the Business between the date hereof and the Closing Date or until this Agreement is terminated as provided in Article VIII, the Company will, and the Sellers will cause the Company to, confer in good faith on a regular and frequent basis with the Purchaser regarding operational matters and the general status of ongoing operations of the Company promptly and will notify the Purchaser of any event or occurrence that has had or may reasonably be expected to have a Company Material Adverse Effect. The Company and the Sellers acknowledge that the Purchaser does not and will not waive any rights it may have under this Agreement as a result of such consultations. Neither the Company nor the Sellers shall, and the Sellers shall not cause the Company to, take any action that would, or that could reasonably be expected to, result in any of the representations and warranties of the Sellers set forth in this Agreement becoming untrue to the extent that any such representation or warranty becoming untrue would have a Company Material Adverse Effect.

         Section 6.2 Inspection and Access to Information. From the date hereof to the Closing Date or until this Agreement is terminated as provided in Article VIII, the Company will (and will cause the Company's officers, directors, employees, auditors and agents to), and the Sellers will cause the Company and such officers, directors, employees, auditors and agents to, provide the Purchaser and its accountants, investment bankers, counsel, environmental consultants and other authorized representatives reasonable access, during reasonable hours and under reasonable circumstances, to any and all of its premises, employees (including executive officers), properties, contracts, commitments, books, records and other information (including Tax Returns filed and those in preparation) and will cause the officers, directors, employees, auditors and agents of the Company to furnish to the Purchaser and its authorized representatives, promptly upon request therefor, any and all financial, technical and operating data and other information pertaining to the Company and the Business as the Purchaser may reasonably request and otherwise fully corporate with the conduct of due diligence by the Purchaser and its representatives. The Parties will treat any such information which is nonpublic in confidence in accordance with the Confidentiality Agreement, which Confidentiality Agreement shall continue in full force and effect in accordance with its terms.

         Section 6.3 No Solicitation of Transactions. Neither the Company nor any of the Sellers will, and the Sellers shall cause the Company not to, directly or indirectly, through any officer, director, employee, investment banker, financial advisor, attorney, accountant or other representative of the Company or otherwise, initiate, solicit or encourage (including by way of furnishing non-public information or assistance), or enter into negotiations of any type, directly or indirectly, or enter into a confidentiality agreement, letter of intent, purchase agreement, merger agreement or other similar agreement with any Person, other than the Purchaser and Newco, for a merger, consolidation, business combination, sale of all or any substantial portion of the assets of the Company, or sale or license of any Intellectual Property of the Company, or the liquidation or similar extraordinary transaction with respect to the Company or such Intellectual Property (each of such transactions being referred to herein as an "Alternative Transaction"). The Company and the Sellers will, and the Sellers will cause the Company to, notify the Purchaser orally (within one (1) Business Day) and in writing (as promptly as practicable) of all relevant terms of any proposals by a third party to do any of the foregoing which the Company, any of the Sellers or any of their respective officers, directors, employees, investment bankers, financial advisors, attorneys, accountants or other representatives may receive relating to any of such matters and, if such proposal is in writing, the Company and the Sellers will, and the Sellers will cause the Company to, deliver to the Purchaser a copy of such inquiry or proposal.

         Section 6.4 Reasonable Efforts; Further Assurances; Cooperation. Subject to the other provisions of this Agreement, the Parties will each use their reasonable, good faith efforts to perform their obligations in this Agreement and to take, or cause to be taken, and do, or cause to be done, all things necessary, proper or advisable under applicable Law to obtain all consents required with respect to the Company Contracts described on Schedule 4.5, all other consents described on such schedule and all regulatory approvals and to satisfy all conditions to their respective obligations under this Agreement and to cause the transactions contemplated in this Agreement to be effected on or prior to August 1, 2001, in accordance with the terms of this Agreement and will cooperate fully with each other and their respective officers, directors, employees, investment bankers, financial advisors, attorneys, accountants and other representatives in connection with any steps required to be taken as a part of their respective obligations under this Agreement, including, without limitation:

                  (a) Each of the Parties promptly will make their respective filings and submissions and will take all actions necessary, proper or advisable under applicable Laws to obtain any required approval of any Governmental Entity with jurisdiction over the transactions contemplated by this Agreement (except that the Purchaser shall have no obligation to take or consent to the taking of any action required by any such Governmental Entity that could adversely affect the Business, the properties and assets of the Company or the transactions contemplated by this Agreement or the Purchaser Ancillary Documents). Each of the Parties will furnish all information required for any application or other filing to be made pursuant to the rules and regulations of any applicable Law in connection with the transactions contemplated by this Agreement.

                  (b) In the event any claim, action, suit, investigation or other proceeding by any Governmental Entity or other Person is commenced which questions the validity or legality of the Merger or any of the other transactions contemplated by this Agreement or seeks damages in connection therewith, the Parties agree to cooperate and use all reasonable efforts to defend against such claim, action, suit, investigation or other proceeding and, if an Order is issued in any such action, suit or other proceeding, to use all reasonable efforts to have such Order lifted and to cooperate reasonably regarding any other impediment to the consummation of the transactions contemplated by this Agreement.

                  (c) The Company and the Sellers will, and the Sellers will cause the Company to, give any notices to third parties and use commercially reasonable efforts (in consultation with the Purchaser) to obtain any third party consents (i) necessary, proper or advisable to consummate the transactions contemplated by this Agreement, (ii) disclosed or required to be disclosed in the Schedules to this Agreement, including, without limitation, the consents with respect to the Company Contracts described in Schedule 4.5 and all other consents described in such schedule, (iii) required to avoid a breach of or default under any Company Contracts in connection with the consummation of the transactions contemplated by this Agreement or (iv) required to prevent a Company Material Adverse Effect, whether prior to or after the Closing Date.

                  (d) Each Party will give prompt notice to the other Party of (i) the occurrence, or failure to occur, of any event which occurrence or failure would be likely to cause any representation or warranty of the Sellers or the Purchaser, as the case may be, contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Closing Date or that will or may result in the failure to satisfy in any material respect any of the conditions specified in Article VII of this Agreement and (ii) any failure of the Company, any Sellers or the Purchaser, as the case may be, to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by any of them under this Agreement.

         Section 6.5 Public Announcements. Subject to their respective legal obligations (including requirements of stock exchanges and other similar regulatory bodies), the Parties shall consult with one another regarding the timing and content of all announcements regarding any aspect of this Agreement or the transactions contemplated hereby to the financial community, Government Entities, employees, customers or the general public and shall use reasonable efforts to agree upon the text of any such announcement prior to its release.

         Section 6.6 Supplements to Schedules. From time to time up to the Closing Date, the Company and the Sellers will, and the Sellers will cause the Company to, promptly supplement or amend the Schedules which they have delivered pursuant to this Agreement with respect to any matter first existing or occurring after the date hereof which, if existing or occurring at or prior to the date hereof, would have been required to be set forth or described in such Schedules or which is necessary to correct any information in such Schedules which has been rendered inaccurate thereby. No supplement or amendment to any Schedule will have any effect for the purpose of determining satisfaction of the conditions set forth in Section 7.2, and no such supplement or amendment shall in itself be deemed an admission of any breach or failure of any representation, warranty or covenant in this Agreement.

         Section 6.7 Insurance. If requested by the Purchaser, the Company shall, and the Sellers shall cause the Company to, in good faith cooperate with the Purchaser and take all actions reasonably requested by the Purchaser that are necessary or desirable to permit the Purchaser to have available to it following the Closing the benefits (whether direct or indirect) of the insurance policies maintained by or on behalf of the Company that are currently in force. All costs relating to the actions described in this Section shall be borne by the Purchaser.

         Section 6.8 Customer Visits. Between the date hereof and the Closing Date or until this Agreement is terminated as provided in Article VIII, and subject to (i) such reasonable limitations as the Company shall deem necessary at its reasonable discretion and (ii) compliance with all applicable Laws, including, but not limited to, the HSR Act, the Company shall permit, and the Sellers shall cause the Company to permit, the Purchaser to discuss and meet, and shall cooperate in such discussions and meetings, with any customer of the Company that the Purchaser so requests. A senior executive of the Company, reasonably satisfactory to the Purchaser, shall accompany the Purchaser's representative to such meeting and shall participate with the Purchaser's representative in any such discussions. Furthermore, the Company shall cooperate, and the Sellers shall cause the Company to cooperate, with the Purchaser in the preparation of a presentation to such customers with respect to the transactions contemplated hereby.

         Section 6.9 Contract Consents. As promptly as practicable after the date hereof, the Company shall contact each of the parties to the contracts listed on Schedule 4.5 and use its commercially reasonable efforts to obtain from such parties written consents in form and substance reasonably satisfactory to the Purchaser required in connection with the Merger. The Company shall not consent to any amendment or termination of any such contract, waive any rights of the Company under any such contract, release any such party from any claims of the Company under any such contract, or agree to make any payments not otherwise required under any such contract in consideration for any such consent, in any such case without the prior written consent of the Purchaser. The Company shall not take any action in connection with such consents if the effect of such action is to release any such party from its obligation under, or invalidate the obligation of any such party under, any such contract to maintain the confidentiality of all confidential, nonpublic information of the Company obtained by such party in connection with such contract.

         Section 6.10 Officer and Director Indemnification. From and after the Effective Time, the Purchaser shall cause the Surviving Corporation to fulfill and honor in all respects the obligations of the Company pursuant to indemnification agreements and arrangements between the Company and its directors and officers existing on the date hereof. The Surviving Corporation shall (i) assume as of the Effective Time all obligations of the Company pursuant to the Company's articles of incorporation, bylaws, and indemnification agreements as they are in effect on the date hereof and (ii) pay all amounts that become due and payable under such provisions. This Section shall survive the consummation of the Merger, is intended to benefit the Company, the Surviving Corporation and each indemnified party, shall be binding, jointly and severally, on all successors and assigns of the Surviving Corporation and the Purchaser, and shall be enforceable in accordance with its terms by the indemnified parties.

         Section 6.11 Tax Free Reorganization. The Purchaser and the Company each intend that the Merger shall qualify for treatment as a reorganization within the meaning of Section 368(a) of the Code. The Purchaser and the Company each agree to refrain from taking any action inconsistent with such intended treatment. The Purchaser and the Company agree to make reasonable representations as requested by counsel to the Purchaser and the Company with respect to the rendering of the opinions required pursuant to Sections 7.2(m) and 7.3(e).

         Section 6.12 Nasdaq Quotation. The Purchaser agrees to continue the quotation of Purchaser Common Stock on the Nasdaq National Market during the term of this Agreement. The Purchaser shall use commercially reasonable efforts to cause the shares of Purchaser Common Stock to be issued in the Merger to be approved for quotation on the Nasdaq National Market, subject to official notice of issuance, prior to the Closing Date.

         Section 6.13 Stock Options.

                  (a) At the Effective Time, each outstanding Company Option, whether or not exercisable and regardless of the respective exercise prices thereof, will be assumed by Purchaser. Each Company Option so assumed by Purchaser under this Agreement will continue to have, and be subject to, the same terms and conditions set forth in the Company Option Plan immediately prior to the Effective Time, except that (i) each Company Option will be exercisable (or will become exercisable in accordance with its terms) for that number of whole shares of Purchaser Common Stock equal to the product of the number of shares of Company that were issuable upon exercise of such Company Option immediately prior to the Effective Time multiplied by the Common Stock Exchange Ratio, rounded down to the nearest whole number of shares of Purchaser Common Stock and (ii) the per share exercise price for a share of Purchaser Common Stock issuable upon exercise of an assumed Company Option will be equal to the quotient determined by dividing the exercise price per share of Company Stock at which such Company Option was exercisable immediately prior to the Effective Time by the Common Stock Exchange Ratio, rounded up to the nearest whole cent.

                  (b) As soon as practical after the Effective Time, Purchaser shall deliver to the participants in the Company Option Plan an appropriate notice setting forth such participants' rights pursuant thereto, and the grants pursuant thereto shall continue in effect on the same terms and conditions (subject to the adjustments required by this Section 6.13 after giving effect to the Merger).

                  (c) It is intended that Company Options assumed by Purchaser shall qualify following the Effective Time as incentive stock options as defined in Section 422 of the Code to the extent Company Options qualified as incentive stock options immediately prior to the Effective Time and the provisions of this Section 6.13 shall be applied consistent with such intent.

         Section 6.14 Form S-8. The Purchaser agrees to file a registration statement on Form S-8 for the shares of Purchaser Common Stock issuable with respect to assumed Company Options as soon as is reasonably practicable after the Effective Time, and in any event not more than ten (10) business days thereafter, and intends to use its reasonable efforts to maintain the effectiveness of such registration statement thereafter for so long as any of such options or other rights remain outstanding.

         Section 6.15 Securities Laws Matters.

                  (a) As soon as practicable following the execution of this Agreement, but in any event not later than ten (10) business days after the execution of this Agreement, the Purchaser will file a request for a hearing (the "Hearing") before the Commissioner of Corporations of the State of California to consider the terms, conditions and fairness of the transactions contemplated by this Agreement pursuant to Section 25142 of the California Corporations Code, together with an application for a permit relating to the transactions contemplated by this Agreement and the Agreement of Merger (the "Permit"). The Company shall promptly furnish to the Purchaser all data and information relating to the Company as may be necessary in connection with such request and application and such other notices and documents as may be required in connection with the Hearing. The Purchaser and the Company shall use their respective commercially reasonable efforts to cause the Hearing to take place and the Permit to be issued at the earliest practicable date. Upon receipt of the Permit, the Company shall as promptly as practicable, but in any event within five (5) business days after receipt of such Permit submit this Agreement and the transactions contemplated hereby for approval and adoption by the Company Shareholders as provided by California Law and its articles of incorporation and bylaws. The Company shall use its commercially reasonable efforts to solicit and obtain the consent of the Company Shareholders sufficient to approve the Merger and this Agreement, which such consent shall be reasonably acceptable in form and substance to the Purchaser.

                  (b) The Purchaser shall prepare and file with appropriate state securities or "Blue Sky" authorities all applications for qualification or approval (or notices required to perfect exemptions from such compliance) as may be required in connection with the Merger. The Company shall use commercially reasonable efforts to assist the Purchaser as may be necessary to comply with all appropriate state securities or Blue Sky laws which may be applicable in connection with the Merger.

                  (c) In connection with the Hearing, the Parties will cooperate in preparing an information statement describing this Agreement and the transactions contemplated hereby and thereby for the purpose of soliciting the approval of the Company Shareholders (the "Information Statement"). The information supplied by the Company for inclusion in the Information Statement shall not, on the date the Information Statement is first mailed to the Company Shareholders or at the Effective Time, contain any statement which, at such time, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading, or omit to state any material fact necessary to correct any statement in any earlier communication which has become false or misleading. Notwithstanding the foregoing, the Company makes no representation, warranty or covenant with respect to any information supplied by the Purchaser or Newco which is contained in any of the foregoing documents. The information supplied by the Purchaser for inclusion in the Information Statement shall not, on the date the Information Statement is first mailed to the Company Shareholders, nor at the Effective Time, contain any statement which, at such time, is false or misleading with respect to any material fact, or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which it is made, not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication which has become false or misleading. Notwithstanding the foregoing, the Purchaser makes no representation, warranty or covenant with respect to any information supplied by the Company which is contained in any of the foregoing documents.

                  (d) The Information Statement shall constitute a disclosure document for the offer and issuance of shares of Purchaser Common Stock to be received by the holders of the Company Stock in the Merger. The Purchaser and the Company shall each use commercially reasonable efforts to cause the Information Statement to comply in all material respects with applicable federal and state securities laws requirements. Each of the Purchaser and the Company agrees to provide promptly to the other such information concerning its business and financial statements and affairs as, in the reasonable judgment of the providing Party or its counsel, may be required or appropriate for inclusion in the Information Statement or in any amendments or supplements thereto, and to cause its counsel and auditors to cooperate with the other's counsel and auditors in the preparation of the Information Statement. The Company will promptly advise the Purchaser, and the Purchaser will promptly advise the Company, in writing, if at any time prior to the Effective Time either the Company or the Purchaser shall obtain knowledge of any facts that might make it necessary or appropriate to amend or supplement the Information Statement in order to make the statements contained or incorporated by reference therein not misleading or to comply with applicable Law. Anything to the contrary contained herein notwithstanding, neither the Purchaser nor the Company shall include in the Information Statement any information with respect to the other Party or its Affiliates, the form and content of which information shall not have been approved by such other Party prior to such inclusion.

         Section 6.16 Employment Matters. Each employee of the Company who remains an employee of the Purchaser or the Surviving Corporation after the Effective Time (a "Continuing Employee") shall be given credit, for the purposes of any service requirements for participation eligibility, or vesting, for his or her period of continuous service with the Company prior to the Effective Time. No Continuing Employee, or any of his or her eligible dependents, who, at the Effective Time, are participating in the Company group health plan shall be excluded from the Purchaser's group plan, or limited in coverage thereunder, by reason of any waiting period restriction or pre-existing condition limitation. Each Continuing Employee shall receive credit for any co-payments, deductibles or other co-insurance features that such individual has paid or has been charged with under any Company group health plan during the plan year in effect at the Closing Date.

         Section 6.17 Section 3(a)(10) Exemption. The Purchaser and the Company each intend that the Purchaser Common Stock issued in the Merger shall be issued pursuant to the exemption from registration under Section 3(a)(10) of the Securities Act. The Purchaser and the Company agree to take, or to refrain from taking, any action necessary to ensure the availability of such

Section 3(a)(10) exemption. The Purchaser and the Company agree to make reasonable representations as requested by counsel to the Purchaser and the Company with respect to the rendering of the opinions required pursuant to Sections 7.2(m) and 7.3(e).

                                  ARTICLE VII
                              CONDITIONS TO CLOSING

         Section 7.1 Conditions to Each Party's Obligations. The respective obligations of each Party to effect the transactions contemplated by this Agreement will be subject to the fulfillment at or prior to the Closing of each of the following conditions:

                  (a) Injunction. There will be no effective injunction, writ or preliminary restraining order or any other Order of any nature issued by a Court or Governmental Entity of competent jurisdiction to the effect that the Merger may not be consummated as provided in this Agreement, no proceeding or lawsuit will have been commenced by any Court or Governmental Entity for the purpose of obtaining any such injunction, writ or preliminary restraining order and no written notice will have been received from any Court or Governmental Entity indicating an intent to restrain, prevent, materially delay or restructure the transactions contemplated by this Agreement.

                  (b) Consents. All Orders and all other authorizations of, or registrations, declarations or filings with, any Court or Governmental Entity required in connection with the execution, delivery or performance of this Agreement will have been obtained or made, except where the failure to have obtained or made any such Order, authorization, declaration or filing would not have a Company Material Adverse Effect.

                  (c) Antitrust Approvals. If applicable, the waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated.

                  (d) Issuance of Permit. The California Department of Corporations shall have issued the Permit qualifying the Purchaser Common Stock to be issued in the Merger pursuant to Section 25121 of the California Corporations Code, which Permit shall not impose any unreasonably burdensome requirements on the Purchaser or Newco, and the issuance of such Purchaser Common Stock shall be exempt from the registration requirements of the Securities Act pursuant to Section 3(a)(10) thereof.

                  (e) Company Shareholder Approval. The Merger and the transactions contemplated hereby shall have been approved and adopted by the Company Shareholders in accordance with California Law and the Company's articles of incorporation and bylaws.

         Section 7.2 Conditions to Obligations of the Purchaser. The obligations of the Purchaser to consummate the transactions contemplated by this Agreement will be subject to the fulfillment at or prior to the Closing of each of the following additional conditions:

                  (a) Representations and Warranties. The representations and warranties of the Company and Sellers set forth in Article IV shall have been true and correct in all material respects as of the date hereof and shall be true and correct in all material respects as of the Closing Date as though made on and as of the Closing Date, except that those representations and warranties that by their terms are qualified by materiality shall be true and correct in all respects, and except (i) for representations and warranties which address matters as of a particular date which shall remain true and correct as of such particular date and (ii) to the extent that any failure to be true and correct, whether alone or with any other such failures, would not reasonably be expected to have a Company Material Adverse Effect;

                  (b) Performance of Obligations of the Company. The Company and the Sellers shall have performed in all material respects all covenants and agreements required to be performed by it under this Agreement on or prior to the Closing Date;

                  (c) No Material Adverse Change. Between the date hereof and the Closing Date, there shall not have occurred any development that has had, or is reasonably likely to have, a Company Material Adverse Effect;

                  (d) Company and Sellers Certificate. The Company and each Seller shall have executed and delivered to the Purchaser a certificate as to compliance with the conditions set forth in Sections 7.2(a), (b) and (c);

                  (e) Opinion of Sellers Counsel. The Purchaser shall have received an opinion of Wilson Sonsini Goodrich & Rosati, counsel to the Sellers, dated the Closing Date, in substantially the form attached as
         Exhibit 7.2(e);

                  (f) Opinion of Company Counsel. The Purchaser shall have received an opinion of Gray Cary Ware & Freidenrich LLP, counsel to the Company, dated the Closing Date, in substantially the form attached as
         Exhibit 7.2(f);

                  (g) Affiliate Agreements. Each of the parties identified by the Company in Schedule 4.22 of the Company's Disclosure Schedule as being an Affiliate of the Company owning shares of Company Stock shall have delivered to Purchaser an executed Affiliate Agreement, in the form attached hereto as Exhibit 7.2(g) (the "Affiliate Agreement"), which shall be in full force and effect;

                  (h) Waiver. Purchaser shall have received from each Seller and each officer of the Company a waiver and a release of the Company, in the form attached hereto as Exhibit 7.2(h);

                  (i) Employment Agreements. Sellers shall have delivered to Purchaser an executed Employment Agreement, in the form attached hereto as Exhibit 7.2(i) (the "Employment Agreements"), which shall be in full force and effect;

                  (j) Non-Competition Agreement. Sellers shall have delivered to the Purchaser an executed Non-Disclosure and Non-Competition Agreement, in the form attached hereto as Exhibit 7.2(j) (the "Non-Disclosure and Non-Competition Agreements"), which shall be in full force and effect;

                  (k) Securities Compliance. Purchaser shall have obtained all Orders and all other authorizations of, and made all registrations, declarations and filings with, any Court or Governmental Entity required in connection with the issuance of Purchaser Common Stock to the Company Shareholders;

                  (l) Sellers Ancillary Documents. The Company and the Sellers shall have delivered, or caused to be delivered, to the Purchaser the following:

                           (i) evidence of the termination of any powers of attorney on behalf of the Company set forth in Schedule 4.14;

                           (ii) a certificate by the Secretary or any Assistant Secretary of the Company, dated the Closing Date, as to (1) the good standing of the Company in the State of California and in each other jurisdiction where it is qualified to do business and (2) no amendments to its charter documents;

                           (iii) the organizational record books, minute books and corporate seal of the Company;

                           (iv)     the Escrow Agreement; and

                           (v) all other documents required to be entered into by the Company and the Sellers pursuant to this Agreement or reasonably requested by the Purchaser to convey the issued and outstanding capital stock of the Company to the Purchaser or to otherwise consummate the transactions contemplated by this Agreement;

                  (m) Tax-Free Reorganization. The Purchaser shall have received from King & Spalding an opinion to the effect that the Merger constitutes a tax-free reorganization within the meaning of Section 368(a) of the Code;

                  (n) Dissenters' Rights. Company Shareholders shall not exercise dissenters' rights with respect to more than 8% of the shares of the Company's Common Stock issued and outstanding at the Effective Time;

                  (o) Termination of Company Shareholder Agreements. The Company Shareholder Agreements shall have been terminated and of no further force or effect by written agreements executed by each Company Shareholder that is a party thereto, which written agreements shall be reasonably acceptable in form and substance to the Purchaser; and

                  (p) Audited Financial Statements. The Company shall have delivered to the Purchaser the audited balance sheet of the Company at December 31, 2000 and the audited statements of income and cash flows of the Company for the twelve-month period then ended.

         Section 7.3 Conditions to Obligations of the Company and Sellers. The obligations of the Company and the Sellers to consummate the transactions contemplated by this Agreement will be subject to the fulfillment at or prior to the Closing of each of the following additional conditions:

                  (a) Representations and Warranties. The representations and warranties of Newco and the Purchaser set forth in Article V shall have been true and correct in all material respects as of the date hereof and shall be true and correct in all material respects as of the Closing Date as though made on and as of the Closing Date, except that those representations and warranties that by their terms are qualified by materiality shall be true and correct in all respects, and except
         (i) for representations and warranties which address matters as of a particular date which shall remain true and correct as of such particular date and (ii) to the extent that any failure to be true and correct, whether alone or with any other such failures, would not reasonably be expected to have a Purchaser Material Adverse Effect;

                  (b) Performance of Obligations by the Purchaser. Newco and the Purchaser shall have performed in all material respects all covenants and agreements required to be performed by them under this Agreement on or prior to the Closing Date;

                  (c) Certificates. Each of Newco and the Purchaser shall have delivered to the Sellers a certificate of an authorized officer as to compliance with the conditions set forth in Sections 7.3(a) and (b);

                  (d) Opinion of Purchaser Counsel. The Sellers shall have received an opinion of King & Spalding, counsel to Newco and the Purchaser, dated the Closing Date, in substantially the form attached as Exhibit 7.3(d);

                  (e) Tax Free Reorganization. The Company shall have received from Gray Cary Ware & Freidenrich LLP, an opinion to the effect that the Merger constitutes a tax free reorganization within the meaning of Section 368(a) of the Code which opinion may rely on such representations from the Purchaser and the Company as such counsel reasonably deems appropriate. If Gray Cary Ware & Freidenrich LLP shall fail to deliver such opinion, the condition set forth in this Section 7.3(e) may be satisfied, at the option of Purchaser, by an opinion of King & Spalding;

                  (f) Nasdaq Listing. The shares of Purchaser's Common Stock to be issued in the Merger, including the Escrow Shares, shall have been approved for quotation on the Nasdaq National Market, subject to official notice of issuance, if such approval is required;

                  (g) No Material Adverse Change. Between the date hereof and the Closing Date, there shall not have occurred any development that has had, or is reasonably likely to have, a Purchaser Material Adverse Effect; and

                  (h) Purchaser Ancillary Documents. Newco and the Purchaser shall have delivered, or caused to be delivered, to the Sellers the following:

                           (i) a copy of the resolutions of the board of directors of Newco and the Purchaser authorizing the execution, delivery and performance of this

                  Agreement by the Purchaser and a certificate of its Secretary or Assistant Secretary, dated the Closing Date, that such resolutions were duly adopted and are in full force and effect;

                           (ii)     the Escrow Agreement;

                           (iii)    the Employment Agreements; and

                           (iv) all other documents required to be entered into or delivered by Newco or the Purchaser at or prior to the Closing pursuant to this Agreement.

                                  ARTICLE VIII
                                   TERMINATION

         Section 8.1 Termination. This Agreement may be terminated at any time at or prior to the Closing (the "Termination Date"):

                  (a)      in writing by mutual consent of the Parties;

                  (b) by written notice from the Company and the Sellers to Newco and the Purchaser, if Newco and the Purchaser (i) fail to perform in any material respect any of their agreements contained in this Agreement required to be performed by them on or prior to the Closing Date or (ii) materially breach any of their representations and warranties contained in this Agreement, which failure or breach (x) is not cured within ten (10) days after the Company and the Sellers have notified the Purchaser of their intent to terminate this Agreement pursuant to this subparagraph (b), and (y) has had or would reasonably be expected to have, whether alone or with any such other breaches, a Purchaser Material Adverse Effect;

                  (c) by written notice from the Purchaser to the Company and the Sellers, if the Company or any of the Sellers (i) fail to perform in any material respect any of its agreements contained in this Agreement required to be performed by it on or prior to the Closing Date or (ii) materially breaches any of its representations and warranties contained in this Agreement, which failure or breach (x) is not cured within ten (10) days after the Purchaser has notified the Sellers of its intent to terminate this Agreement pursuant to this subparagraph (c), and (y) has had or would reasonably be expected to have, whether alone or with any such other breaches, a Company Material Adverse Effect;

                  (d) by written notice by the Company and the Sellers to the Purchaser or by the Purchaser to the Company and the Sellers, as the case may be, if the Closing has not occurred on or prior to August 1, 2001 for any reason other than delay or nonperformance of the Party seeking such termination; or

                  (e) by written notice by the Purchaser to the Company and the Sellers, if the Merger and the transactions contemplated hereby shall not have been approved and adopted by the Company Shareholders in accordance with California Law and the Company's articles of incorporation and bylaws on or prior to July 30, 2001.

         Section 8.2 Specific Performance and Other Remedies. The Parties each acknowledge that the rights of each Party to consummate the transactions contemplated by this Agreement are special, unique and of extraordinary character and that, in the event that any Party violates or fails or refuses to perform any covenant or agreement made by it in this Agreement, the non-breaching Party may be without an adequate remedy at Law. The Parties agree, therefore, that in the event that any Party violates or fails or refuses to perform any covenant or agreement made by such Party in this Agreement, the non-breaching Party may, subject to the terms of this Agreement and in addition to any remedies at Law for damages or other relief, institute and prosecute an action in any Court of competent jurisdiction to enforce specific performance of such covenant or agreement or seek any other equitable relief.

         Section 8.3 Effect of Termination. In the event of termination of this Agreement pursuant to this Article VIII, this Agreement will forthwith become void and there will be no liability on the part of any Party or its respective partners, officers, directors or shareholders, except for obligations under Sections 6.5, 8.4 and 10.14 and this Section, and obligations under the Confidentiality Agreement, all of which will survive the Termination Date. Notwithstanding the foregoing, nothing contained in this Agreement will relieve any Party from liability for any breach of this Agreement.

         Section 8.4 Termination Fee. If the Purchaser or the Company and the Sellers exercise its respective right to terminate this Agreement under Section 8.1(e) and within twelve (12) months after the date of termination of this Agreement the Company enters into any agreement with respect to or consummates an Alternative Transaction, the Company shall pay to the Purchaser the Termination Fee, payable in same-day funds, as liquidated damages and not as a penalty to reimburse the Purchaser for its time, expense and lost opportunity costs of pursuing the Merger. Notwithstanding anything to the contrary set forth in this Agreement, if the Company fails promptly to pay to the Purchaser any amounts due under this Section 8.4, the Company shall pay the costs and expenses (including reasonable legal fees and expenses) in connection with any action, including the filing of any lawsuit or other legal action, taken to collect payment, together with interest on the amount of any unpaid fee or obligation at the publicly announced prime rate of Citibank, N.A. in effect from time to time from the date such fee or obligation was required to be paid.

                                   ARTICLE IX
                                 INDEMNIFICATION

         Section 9.1 Indemnification Obligations of the Sellers. The Sellers, jointly and severally, will indemnify, defend and hold harmless the Purchaser, the Company and the Purchaser's Affiliates, each of their respective officers, directors, employees, agents and representatives and each of the heirs, executors, successors and assigns of any of the foregoing (collectively, the "Purchaser Indemnified Parties") from, against and in respect of any and all claims, liabilities, obligations, losses, costs, expenses, penalties, fines and judgments (at equity or at law) and damages whenever arising or incurred (including, without limitation, amounts paid in settlement, costs of investigation and reasonable attorneys' fees and expenses) arising out of or relating to:

                  (a) any breach or inaccuracy of any representation or warranty made by the Company and the Sellers in this Agreement or in any of the Company Ancillary Documents;

                  (b) any breach of any covenant, agreement or undertaking made by the Company and the Sellers in this Agreement or in any of the Company Ancillary Documents; or

                  (c) any fraud, willful misconduct or bad faith of the Company or any of the Sellers in connection with this Agreement or the Company Ancillary Documents

The claims, liabilities, obligations, losses, costs, expenses, penalties, fines and damages of the Purchaser Indemnified Parties described in this Section 9.1 as to which the Purchaser Indemnified Parties are entitled to indemnification are hereinafter collectively referred to as the "Purchaser Losses."

         Section 9.2 Indemnification Obligations of Newco and the Purchaser. Newco and the Purchaser, jointly and severally, will indemnify and hold harmless the Company Shareholders and their respective agents and representatives and each of their respective heirs, executors, successors and assigns of any of the foregoing (collectively, the "Sellers Indemnified Parties") from, against and in respect of any and all claims, liabilities, obligations, losses, costs, expenses, penalties, fines and judgments (at equity or at law, including statutory and common) and damages whenever arising or incurred (including, without limitation, amounts paid in settlement, costs of investigation and reasonable attorneys' fees and expenses) arising out of or relating to:

                  (a) any breach or inaccuracy of any representation or warranty made by the Purchaser in this Agreement or in any of the Purchaser Ancillary Documents;

                  (b) any breach of any covenant, agreement or undertaking made by the Purchaser in this Agreement or in any of the Purchaser Ancillary Documents; or

                  (c) any fraud, willful misconduct or bad faith of the Purchaser in connection with this Agreement or the Purchaser Ancillary Documents.

The claims, liabilities, obligations, losses, costs, expenses, penalties, fines and damages of the Sellers Indemnified Parties described in this Section 9.2 as to which the Sellers Indemnified Parties are entitled to indemnification are hereinafter collectively referred to as "Sellers Losses."

         Section 9.3 Indemnification Procedure.

                  (a) Promptly after receipt by a Purchaser Indemnified Party or a Sellers Indemnified Party (hereinafter collectively referred to as an "Indemnified Party") of notice by a third party (including any Court or Governmental Entity) of any complaint or the commencement of any audit, investigation, action or proceeding with respect to which such Indemnified Party may be entitled to receive payment from the other Party for any Purchaser Losses or any Sellers Losses (as the case may be), such Indemnified Party will notify the Purchaser or the Sellers, as the case may be (the "Indemnifying Party"), promptly following the Indemnified Party's receipt of such complaint or of notice of the commencement of such audit, investigation, action or proceeding; provided, however, that the failure to so notify the Indemnifying Party will relieve the Indemnifying Party from liability under this Agreement with respect to such claim only if, and only to the extent that, such failure to notify the Indemnifying Party results in the forfeiture by the Indemnifying Party of rights and defenses otherwise available to the Indemnifying Party with respect to such claim. The Indemnifying Party will have the right, upon written notice delivered to the Indemnified Party within ten (10) days thereafter assuming full responsibility for any Purchaser Losses or Sellers Losses (as the case may be) resulting from such audit, investigation, action or proceeding, to assume the defense of such audit, investigation, action or proceeding, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of the fees and disbursements of such counsel. In the event, however, that the Indemnifying Party declines or fails to assume the defense of the audit, investigation, action or proceeding on the terms provided above or to employ counsel reasonably satisfactory to the Indemnified Party, in either case within such ten (10)-day period, then such Indemnified Party may employ counsel to represent or defend it in any such audit, investigation, action or proceeding and the Indemnifying Party will pay the reasonable fees and disbursements of such counsel as incurred; provided, however, that the Indemnifying Party will not be required to pay the fees and disbursements of more than one (1) counsel for all Indemnified Parties in any jurisdiction in any single audit, investigation, action or proceeding. In any audit, investigation, action or proceeding with respect to which indemnification is being sought hereunder, the Indemnified Party or the Indemnifying Party, whichever is not assuming the defense of such action, will have the right to participate in such matter and to retain its own counsel at such Party's own expense. The Indemnifying Party or the Indemnified Party, as the case may be, will at all times use reasonable efforts to keep the Indemnifying Party or the Indemnified Party, as the case may be, reasonably apprised of the status of the defense of any matter the defense of which they are maintaining and to cooperate in good faith with each other with respect to the defense of any such matter.

                  (b) No Indemnified Party may settle or compromise any claim or consent to the entry of any judgment with respect to which indemnification is being sought hereunder without the prior written consent of the Indemnifying Party, unless the Indemnifying Party fails to assume and maintain the defense of such claim pursuant to Section 9.3(a). An Indemnifying Party may not, without the prior written consent of the Indemnified Party, settle or compromise any claim or consent to the entry of any judgment with respect to which indemnification is being sought hereunder unless such settlement, compromise or consent (i) includes an unconditional release of the Indemnified Party from all liability arising out of such claim, (ii) does not contain any admission or statement suggesting any wrongdoing or liability on behalf of the Indemnified Party and (iii) does not contain any equitable order, judgment or term which in any manner affects, restrains or interferes with the business of the Indemnified Party or any of the Indemnified Party's Affiliates.

                  (c) In the event an Indemnified Party claims a right to payment pursuant to this Agreement, such Indemnified Party will send written notice of such claim to the appropriate Indemnifying Party. Such notice will specify the basis for such claim. As promptly as possible after the Indemnified Party has given such notice, such Indemnified Party and the appropriate Indemnifying Party will establish the merits and amount of such claim (by mutual agreement, litigation, arbitration or otherwise) and, within five (5) Business Days of the final determination of the merits and amount of such claim, the Indemnifying Party will pay to the Indemnified Party immediately available funds in an amount equal to such claim as determined hereunder.

         Section 9.4 Claims Period. For purposes of this Agreement, a "Claims Period" shall be the period during which a claim for indemnification may be asserted under this Agreement by an Indemnified Party. The Claims Periods under this Agreement with respect to the Purchaser Losses shall begin on the date hereof and terminate as follows:

                  (a)      with respect to Purchaser Losses arising under
         Section 9.1(a) with respect to any breach or inaccuracy of any representation or warranty in Section 4.3, 4.4, or 4.15 or under
         Section 9.1(b) or 9.1(c), the Claims Period shall terminate on the date that is two (2) years after the Closing Date; and

                  (b)      with respect to Purchaser Losses arising under
         Section 9.1(a) with respect to any breach or inaccuracy of any representation or warranty in Article IV, other than those specified in paragraph (a) above, the Claims Period shall terminate on the date that is one (1) year after the Closing Date.

                  The Claims Period under this Agreement with respect to Sellers Losses shall begin on the date hereof and terminate as follows:

                  (a) with respect to Sellers Losses arising under Section 9.2(a) with respect to any breach or inaccuracy of any representation or warranty in Section 5.5, 5.6 or 5.9, the Claims Period shall terminate on the date that is two (2) years after the Closing Date; and

                  (b) with respect to Sellers Losses arising under Section 9.2(a) with respect to any breach or inaccuracy of any representation or warranty in Article V, other than those specified in paragraph (a) above, the Claims Period shall terminate on the date that is one (1) year after the Closing Date.

         Notwithstanding the foregoing, if, prior to the close of business on the last day of the applicable Claims Period, an Indemnifying Party shall have been properly notified of a claim for indemnity hereunder and such claim shall not have been finally resolved or disposed of at such date, such claim shall continue to survive and shall remain a basis for indemnity hereunder until such claim is finally resolved or disposed of in accordance with the terms hereof.

         Section 9.5 Indemnity Basket. Notwithstanding anything to the contrary set forth herein, the Indemnified Parties shall not make a claim against the Indemnifying Parties for indemnification under this Article IX for Purchaser Losses or Sellers Losses (as the case may be) (collectively, "Losses") unless and until the aggregate amount of such Losses exceeds $300,000 (the "Basket"), in which event the Indemnified Parties may claim indemnification for all such Losses, including the initial $300,000; provided that the Basket (i) shall not apply to any Losses of the Indemnified Parties arising out of or relating to any fraud (including without limitation noncompliance with the anti-fraud provisions under state or federal securities laws), intentional breach, willful misconduct or bad faith of the Indemnified Parties and (ii) shall not apply to any liability of the Company for a breach by the Company of its obligations under Section 8.4.

         Section 9.6 Investigations. The respective representations and warranties of the Parties contained in this Agreement or in any certificate or other document delivered by any Party prior to the Closing and the rights to indemnification set forth in this Article IX will not be deemed waived or otherwise affected by any investigation made by a Party to this Agreement.

         Section 9.7 Liability Limit; Exclusive Remedy.

         (a) The Escrow Shares held in the Escrow Account shall be held as security for, and shall be the sole and exclusive remedy with respect to, the obligations of the Sellers to indemnify Purchaser Parties for any Purchaser Losses pursuant to this Article IX or otherwise. In the event that the Sellers as an Indemnified Party shall have any liability for indemnification for Purchaser Losses under this Article IX or otherwise, the sole satisfaction of such liability shall be the Escrow Shares and the Sellers shall not have any liability under this Agreement or the transactions contemplated hereby other than for indemnification pursuant to this Article IX and the Escrow Agreement regardless of whether such liability arises under contract, tort or otherwise. In no event shall any of the Sellers have any liability in excess of the Purchaser Common Stock held for the account of such Seller in the Escrow Account valued at the Purchaser Stock Price; provided, however, that nothing in this Agreement shall limit the liability of Sellers for Purchaser Losses arising from any fraud (including without limitation noncompliance with the anti-fraud provisions under state or federal securities laws), intentional breach, willful misconduct or bad faith of the Seller to the extent such Seller knowingly participated in such fraud, intentional breach, willful misconduct or bad faith. The Escrow Shares shall be held in the Escrow Account and released to the Sellers or Purchaser in accordance with the Escrow Agreement. Nothing in this
Section 9.7(b) shall limit the liability of the Company for a breach by the Company of its obligations under Section 8.4.

         (b) The sole and exclusive remedy of the Sellers Indemnified Parties for any Sellers Losses shall be pursuant to this Article IX, and the Purchaser and Newco shall not have any liability for Sellers Losses or otherwise other than for indemnification pursuant to this Article IX regardless of whether such liability arises under contract, tort or otherwise. In no event shall the Purchaser and Newco have any liability for Sellers Losses under this Article IX in excess of an aggregate amount equal to the value, determined on the Closing Date, of the Purchaser Common Stock in the Escrow Account valued at the Purchaser Stock Price; provided, however, that nothing in this Agreement shall limit the liability of the Purchaser and Newco for Sellers Losses arising from any fraud (including without limitation noncompliance with the anti-fraud provisions under state or federal securities laws), intentional breach, willful misconduct or bad faith of the Purchaser or Newco to the extent the Purchaser or Newco knowingly participated in such fraud, intentional breach, willful misconduct or bad faith.

                                   ARTICLE X
                            MISCELLANEOUS PROVISIONS

         Section 10.1 Notices. All notices, communications and deliveries under this Agreement will be made in writing signed by or on behalf of the Party making the same, will specify the Section under this Agreement pursuant to which it is given or being made, and will be delivered personally or by facsimile transmission or sent by registered or certified mail (return receipt requested) or by a reputable overnight courier (with evidence of delivery and postage and other fees prepaid) as follows:

         To the Purchaser:          Internet Security Systems, Inc.
                                    6303 Barfield Road
                                    Atlanta, Georgia  30328
                                    Attn: Sean Bowen
                                    Fax No.: (404) 236-2603

         with a copy to:            King & Spalding
                                    191 Peachtree Street
                                    Atlanta, GA 30303-1763
                                    Attn: John D. Capers, Jr.
                                    Fax No.: (404) 572-5136

         To the Sellers:            Greg Gilliom
                                    Clinton Lum
                                    Robert Graham
                                    c/o Greg Gilliom
                                    2121 South El Camino Real
                                    Suite 1100
                                    San Mateo, CA 94403
                                    Fax No.: (650) 341-0719

         with a copy to:            Wilson Sonsini Goodrich & Rosati
                                    650 Page Mill Road
                                    Palo Alto, CA 94304-1050
                                    Attn: Rob F. Kornegay
                                    Fax No.: (650) 845-5000

         and with a copy to:        Gray Cary Ware & Freidenrich LLP
                                    400 Hamilton Avenue
                                    Palo Alto, CA 94301-1809
                                    Attn: Paul A. Blumenstein
                                    Fax No.: (650) 833-2001

         To the Company:            Network ICE Corporation
                                    2121 South El Camino Real
                                    Suite 1100
                                    San Mateo, CA 94403
                                    Attn: Greg Gilliom
                                    Fax No.:  (650) 341-0719
         with a copy to:            Gray Cary Ware & Freidenrich LLP
                                    400 Hamilton Avenue
                                    Palo Alto, CA 94301-1809
                                    Attn: Paul A. Blumenstein
                                    Fax No.: (650) 833-2001

or to such other representative or at such other address of a party as such party may furnish to the other parties in writing. Any such notice, communication or delivery will be deemed given or made (a) on the date of delivery if delivered in person, (b) on the first (1st) Business Day after delivery to such party's service representative if sent by UPS Next Day Air, (c) upon transmission by facsimile if receipt is confirmed by telephone or (d) on the fifth Business Day after it is mailed by registered or certified mail.

         Section 10.2 Schedules and Exhibits. The Schedules and Exhibits to this Agreement are hereby incorporated into this Agreement and are hereby made a part of this Agreement as if set out in full in this Agreement.

         Section 10.3 Assignment; Successors in Interest. No assignment or transfer by any Party of its rights and obligations under this Agreement will be made except with the prior written consent of the other Party to this Agreement; provided that the Purchaser shall, without the obligation to obtain the prior written consent of the Company or any of the Sellers, be entitled to assign this Agreement or all or any part of their rights or obligations hereunder to any one
(1) or more Affiliates of the Purchaser. This Agreement will be binding upon and will inure to the benefit of the Parties and their successors and permitted assigns, and any reference to a Party will also be a reference to a successor or permitted assign.

         Section 10.4 Number; Gender. Whenever the context so requires, the singular number will include the plural and the plural will include the singular, and the gender of any pronoun will include the other genders.

         Section 10.5 Captions. The titles, captions and table of contents contained in this Agreement are inserted in this Agreement only as a matter of convenience and for reference and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provision of this Agreement. Unless otherwise specified to the contrary, all references to Articles and Sections are references to Articles and Sections of this Agreement and all references to Schedules or Exhibits are references to Schedules and Exhibits, respectively, to this Agreement.

         Section 10.6 Controlling Law; Amendment. This Agreement will be governed by and construed and enforced in accordance with the internal laws of the State of California without reference to its choice of law rules. This Agreement may not be amended, modified or supplemented except by written agreement of the Parties.

         Section 10.7 Consent to Jurisdiction, Etc. Each of the Parties hereby irrevocably consents and agrees that any action, suit or proceeding arising in connection with any disagreement, dispute, controversy or claim arising out of or relating to this Agreement or any related document (for purposes of this Section, a "Legal Dispute") shall be brought only to the exclusive jurisdiction of the Courts of the State of California or the federal Courts located in the State of California. The Parties agree that, after a Legal Dispute is before a Court as specified in this Section 10.7 and during the pendency of such Legal Dispute before such Court, all actions, suits or proceedings with respect to such Legal Dispute or any other Legal Dispute, including, without limitation, any counterclaim, cross-claim or interpleader, shall be subject to the exclusive jurisdiction of such Court. Each of the Parties hereby waives, and agrees not to assert, as a defense in any legal dispute, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in such Court or that its property is exempt or immune from execution, that the action, suit or proceeding is brought in an inconvenient forum or that the venue of the action, suit or proceeding is improper. Each Party hereto agrees that a final judgment in any action, suit or proceeding described in this Section 10.7 after the expiration of any period permitted for appeal and subject to any stay during appeal shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Laws. This Section 10.7 shall not affect the obligation of the Parties to arbitrate Contested Claims (as defined in the Escrow Agreement) pursuant to Section 11 of the Escrow Agreement.

         Section 10.8 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction will, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement, and any such prohibition or unenforceability in any jurisdiction will not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by Law, the Parties waive any provision of Law that renders any such provision prohibited or unenforceable in any respect.

         Section 10.9 Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which will be deemed an original, and it will not be necessary in making proof of this Agreement or the terms of this Agreement to produce or account for more than one (1) of such counterparts.

         Section 10.10 Enforcement of Certain Rights. Nothing expressed or implied in this Agreement is intended, or will be construed, to confer upon or give any Person other than the Parties, and their successors or permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, or result in such Person being deemed a third party beneficiary of this Agreement.

         Section 10.11 Waiver. Any agreement on the part of a Party to any extension or waiver of any provision of this Agreement will be valid only if set forth in an instrument in writing signed on behalf of such Party. A waiver by a Party of the performance of any covenant, agreement, obligation, condition, representation or warranty will not be construed as a waiver of any other covenant, agreement, obligation, condition, representation or warranty. A waiver by any Party of the performance of any act will not constitute a waiver of the performance of any other act or an identical act required to be performed at a later time.

         Section 10.12 Integration. This Agreement and the documents executed pursuant to this Agreement supersede all negotiations, agreements and understandings among the Parties with respect to the subject matter of this Agreement, except for the Confidentiality Agreement, and constitutes the entire agreement between the Parties.

         Section 10.13 Cooperation Following the Closing. Following the Closing, each of the Parties shall deliver to the others such further information and documents and shall execute and deliver to the others such further instruments and agreements as the other Party shall reasonably request to consummate or confirm the transactions provided for in this Agreement, to accomplish the purpose of this Agreement or to assure to the other Party the benefits of this Agreement.

         Section 10.14 Transaction Costs. Except as provided above or as otherwise expressly provided herein, (a) the Purchaser will pay its own fees, costs and expenses and the fees, costs and expenses of Newco incurred in connection with this Agreement and the transactions contemplated by this Agreement, including the fees, costs and expenses of its financial advisors, accountants and counsel, (b) the Company will pay the reasonable fees, costs and expenses of the Company incurred in connection with this Agreement and the transactions contemplated by this Agreement, including the reasonable fees, costs and expenses of the Company's financial advisors, accountants and counsel, and (c) the Sellers will pay the reasonable fees, costs and expenses of the Sellers incurred in connection with this Agreement and the transactions contemplated by this Agreement, including the reasonable fees, costs and expenses of their financial advisors, accountants and counsel, except that the Company shall pay the reasonable fees, costs and expenses of Sellers' counsel up to a maximum aggregate amount of $15,000.



                           [SIGNATURE PAGE TO FOLLOW]

         IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed, as of the date first above written.

                                INTERNET SECURITY SYSTEMS, INC.


                                By:      /s/ Richard Macchia
                                    ---------------------------------------
                                Name:        Richard Macchia
                                       ------------------------------------
                                Title:       Chief Financial Officer
                                        -----------------------------------



                                ISS ACQUISITION CORP. II


                                By:      /s/ Richard Macchia
                                    ---------------------------------------
                                Name:        Richard Macchia
                                       ------------------------------------
                                Title:       Chief Financial Officer
                                        -----------------------------------



                                NETWORK ICE CORPORATION


                                By:      /s/ Greg Gilliom
                                    ---------------------------------------
                                Name:        Greg Gilliom
                                       ------------------------------------
                                Title:       Chief Executive Officer
                                        -----------------------------------



                                SELLERS:



                                      /s/ Greg Gilliom
                                -------------------------------------------
                                GREG GILLIOM



                                      /s/ Clinton Lum
                                -------------------------------------------
                                CLINTON LUM



                                      /s/ Robert Graham
                                -------------------------------------------
                                ROBERT GRAHAM